EXHIBIT 1



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                     AGREEMENT OF MERGER AND REORGANIZATION


                  This Agreement dated as of May 12, 1997, by and among PRO-TEC Containers, Inc., a Florida corporation ("Company"), Treesa Spencer, an individual residing at 109 West Greentree Lane, Lake Mary, Florida 32749, and the sole shareholder of Company ("Shareholder" and together with Company, collectively referred to herein as the "Selling Parties"), Lukens Medical Corporation, a Delaware corporation ("Buyer"), and PTC Merger Corp., a Florida corporation and wholly-owned subsidiary of Buyer ("Subsidiary").

                              W I T N E S S E T H:

                  WHEREAS, Company manufactures and markets a broad line of specialized containers for the disposal of used "sharps" such as needles and scalpel blades (with all such business, activities and operations conducted and/or engaged in by or through Company being referred to herein as the "Business"); and

                  WHEREAS,   the  respective   Boards  of  Directors  of  Buyer,
Subsidiary and Company deem it advisable to effect the reorganization contemplated hereby, by means of a merger (the "Merger") of Subsidiary with and into Company (Company and Subsidiary being herein sometimes collectively referred to as the "Constituent Corporations"); and

                  WHEREAS,   the  parties  desire  that  the  plan,   terms  and
conditions of the Merger, the mode of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   The Merger

                  1.1 General. Subject to and upon the terms and conditions hereof and the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as defined in Section 1.2 hereof), Subsidiary shall be merged with and into Company, whereupon Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, shall retain its corporate name and shall continue its corporate existence under the laws of the State of Florida. From and after the effectiveness of the Merger: the separate existence of Subsidiary shall cease and its corporate existence shall be merged into the Surviving





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Corporation,  and the  Surviving  Corporation  shall  possess all of the rights, privileges, immunities and franchises of each of the Constituent Corporations, all as provided under the FBCA.


                  1.2 Effective Time. The Merger shall become effective (the "Effective Time") on the day on which and at the time at which an appropriate, executed Articles of Merger, together with the Plan of Merger attached thereto, in substantially the form attached hereto as Exhibit 1.2 (the "Articles of Merger"), shall have been delivered to and filed with the office of the Secretary of State of the State of Florida on behalf of the Constituent Corporations in accordance with the applicable provisions of the FBCA.

                  1.3 Charter and By-laws. The certificate of incorporation and by-laws of the Surviving Corporation shall upon the Effective Time be as set forth in the Articles of Merger until amended as provided therein or by law.

                  1.4 Directors and Officers. The directors and officers of Subsidiary in office at the Effective Time shall act as such of the Surviving Corporation and shall hold office until their respective successors shall have been elected and qualified.

                  1.5 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall believe that any further assignments, instruments or assurances or any other acts are necessary or desirable (a) to vest, perfect or confirm in the Surviving Corporation title to or possession of any of the Company's Assets (as hereinafter defined), or (b) otherwise to carry out the purposes of this Agreement, then each of Subsidiary and Company and their respective officers and directors immediately prior to the Effective Time shall be deemed to have granted to the Surviving Corporation and each of the officers of the Surviving Corporation an irrevocable power of attorney to execute and deliver all such assignments, instruments and assurances and to do all acts deemed by the Surviving Corporation to be necessary or desirable and to do so in the name and on behalf of Company.

                                    ARTICLE 2

                                 Terms of Merger

                  2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Company and Subsidiary or any other holders of any of the following securities:

                        (a)  Each share of common stock, $1.00 par value, of
Company  issued  and  outstanding   immediately  prior  to  the  Effective  Time
(collectively, "Company Common Stock"), other than shares to





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be canceled pursuant to Section 2.1(b), and subject to the provisions of Section
2.4 hereto shall, at the Effective Time, automatically be converted into the number of shares of common stock, par value $.01 per share, of Buyer ("Buyer Common Stock") determined by dividing the Base Consideration (as hereinafter defined) by the product of (x) the aggregate number of issued and outstanding shares of Company Common Stock at the Effective Time, times (y) the Average Price Per Share (as hereinafter defined); provided that, if the aggregate number of shares of Buyer Common Stock determined as aforesaid shall be in excess of 200,000 shares, then Buyer shall have the right to reduce the number of shares deliverable in connection with the Merger to 200,000 shares, and in lieu of delivering such shares of Buyer Common Stock in excess of 200,000 shares (the "Excess Shares"), Buyer shall deliver to Shareholder at the Closing a promissory note in a principal amount equal to (A) the number of such Excess Shares, multiplied by, (B) the Average Price Per Share. Such promissory note shall bear interest at the Prime Rate, be payable in equal monthly installments of principal and interest over a one-year period beginning sixty (60) days following Closing Date and be in the form attached as Exhibit 2.1(a) hereto (the "Promissory Note"). The number of shares of Buyer Common Stock computed hereby which shall be deliverable at the Effective Time is referred to herein as the "Merger Shares". The term "Prime Rate" as in effect on any given day shall mean the rate announced as of the first business day of the calendar month during which such day falls by Citibank, N.A. as such bank's prime or reference lending rate.

                       (i) For purposes of this Agreement, "Base Consideration" equals $1,300,000, as adjusted by the "Adjustment Amount," determined in accordance with the following:

                       (A) in the event that the aggregate working capital of Company as of the Closing Date (determined in accordance with generally accepted accounting principles, applied consistently with those applied in the preparation of the Balance Sheet (as hereinafter defined)) and including and excluding those items described below (the "Closing Working Capital"), exceeds $88,415 (or if it shall be determined that the value of Company's inventory as of December 31, 1996 exceeded such amount, such higher amount, if applicable, such amount being referred to herein as the "12/31/96 Inventory Amount"), then the Adjustment Amount shall be equal to one-half (1/2) of such excess, and such amount shall be added to the Base Consideration, provided, however, that in no event shall the Adjustment Amount representing an increase to the Base Consideration exceed $50,000.

                       (B) in the event the Closing Working Capital is less than the 12/31/96 Inventory Amount, the Adjustment Amount shall be equal to such deficit, and such amount shall be subtracted from the Base Consideration.





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                       (ii)  For  purposes  of this  Agreement,  there  shall be
included in the determination of Closing Working Capital, all liabilities (current and long term) of Company as of the Closing Date of the type required
in  accordance   with  generally   accepted   accounting   principles,   applied
consistently with those applied in the preparation of the Balance Sheet, to be reflected on a balance sheet of Company as of the Closing Date, including, without limitation, all accounts payable, indebtedness for borrowed money (including long term debt), liabilities to employees (including, without limitation, severance pay, accrued vacation pay and other employee benefits payable), liabilities in respect of taxes and all Transaction Expenses not satisfied by Company or Shareholder on or prior to the Closing. There shall not be considered or included in the determination of Closing Working Capital (A) any receivables owing to Company from any stockholder, officer or employee of Company (except for the $2,500 owed by Jack Elliot), (B) any accounts receivable not arising from bona fide transactions in the ordinary course of business with third parties or outstanding more than sixty (60) days, (C) any prepaid assets to the extent the same are not fully usable by and of direct benefit to Company in the Business from and after the Closing Date in the full amount thereof reflected on Company's books and records or (D) receivables or proceeds in respect of an item which would not itself be included within the Closing Working Capital. The Closing Working Capital statement shall be in the form attached as
Schedule 4.6(b) hereto.

                       (iii) For purposes of this Agreement, "Average Price Per Share," shall be equal to the average of the bid and asked price of Buyer Common Stock, as reported on the Nasdaq SmallCap Market, on each of the trading days occurring in the 20- day period ending five (5) days before the Closing Date. Notwithstanding the foregoing, in the event that the Average Price Per Share calculated as aforesaid shall be (A) less than $4.50, Shareholder, at her sole option, shall be entitled not to consummate the Closing contemplated by this Agreement, or (B) greater than $8.75, Buyer, at its sole option, shall be entitled not to consummate the Closing contemplated by this Agreement.

                       (b) Each share of Company Common Stock held in the treasury of Company (if any) at the Effective Time shall, by virtue of the Merger and without any further action on the part of the holder thereof, be canceled and retired and cease to exist.

                       (c) Each share of common stock, par value $.01 per share, of Subsidiary then issued and outstanding shall, upon the effectiveness of the Merger be converted into, and Buyer as the holder shall receive, one share of common stock, par value $.01 per share of Company.






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                  2.2  Delivery  of  Certificates.  Shareholder  shall cause all certificates, evidencing all issued shares of Company Common Stock to be duly and appropriately delivered for surrender to Company at the Closing, in such manner and form as shall be requested by Buyer. From and after the Effective Time, no holder of shares of Company Common Stock, or any other equity security of Company shall be deemed a shareholder or a holder of any capital stock of or equity interest in the Surviving Corporation, or entitled to any of the rights or privileges of a shareholder of the Surviving Corporation, the sole right and interest of any such holder being in all respects limited to the right to receive shares of Buyer Common Stock pursuant to this Agreement.

                  2.3 Fractional Shares. No fractional shares of Buyer Common Stock shall be issued in the Merger. Any such fractional share shall be deemed canceled and eliminated and no scrip or other consideration in respect thereof shall be issuable or payable in respect thereof.

                  2.4 Share Escrow. (a) At the Closing, Shareholder shall deliver back to Buyer, and Buyer shall retain in its possession and hold in escrow a number of the Merger Shares having an aggregate Average Price Per Share of $50,000 (the "Withheld Shares"). Subject to the provisions of this Section
2.4 and Section 8.3 hereto, $50,000 worth of the Withheld Shares shall be retained by Buyer for a period of up to ninety (90) days following the Closing Date (the "Settlement Date") as security for Buyer's confirmation of the accuracy of each of the elements constituting the Adjustment Amount and the Closing Working Capital (including, without limitation, the actual amount of inventory as of the Closing Date, the actual liabilities of Company as of the Closing Date and the amount of accounts receivables actually collected by Buyer as of the Settlement Date), and as security for the obligations of Shareholder under Article 8 hereof.

                       (b) Any cash dividends declared and paid in respect of the Withheld Shares shall be paid to Shareholder in respect thereof. Notwithstanding the foregoing, in the event that Buyer shall give written notice to Shareholder of a claim against any such Withheld Shares, Buyer's obligation to release the Withheld Shares in accordance with the foregoing shall be tolled until such time as such claim shall be definitively resolved. Subject to the terms of the Stockholder Agreement (as hereinafter defined), Shareholder shall be entitled to exercise any and all voting rights attached to the Withheld Shares for the period they are retained by Buyer as security in accordance with this Section 2.4. At Shareholder's option, Shareholder shall be entitled to possession of the Withheld Shares by providing to Buyer $50,000 in cash (or other collateral of equivalent value acceptable to Buyer) in lieu thereof, in which case such substituted collateral shall be held by





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Buyer (if cash, in an interest  bearing account) in accordance with the terms of this Agreement.

                                    ARTICLE 3

           Closing; Deliveries; Conditions Precedent; Various Actions

                  3.1 Closing. (a) The Closing under this Agreement (the "Closing") shall take place at 10:00 a.m., local time, on May 11, 1997, or such earlier date as Buyer shall specify upon at least ten (10) days prior notice to Shareholder, or such other date, place or time as the parties hereto shall mutually agree upon (the date of the Closing being called the "Closing Date"). In the event either of the parties is entitled not to close on the scheduled date because a condition to the Closing set forth in Section 3.8 or 3.9 hereof has not been met (or waived by the party or parties entitled to waive it), such party may postpone the Closing from time to time, by giving written notice to the other party, until the condition has been met, but in no event to a date later than May 31, 1997.

                       (b) All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                  3.2 Purchase of Patents. (a) At the Closing, on the terms and subject to the conditions set forth herein, Shareholder shall sell, transfer, convey, assign, grant and deliver to Buyer, free and clear of all Liens (as hereinafter defined), and Buyer shall purchase, all right, title and interest of Shareholder in and to the patent rights of Shareholder of every nature, kind and description, whether or not carried or reflected on the books or records of Company, of or related to the Business, and all of the goodwill pertaining thereto and the right to fully exploit the same, including, without limitation, those patents and patent applications listed on Schedule 3.2 hereto (collectively called the "Patents"). In full payment and consideration for the Patents, at the Closing, Buyer shall pay Shareholder an amount equal to $250,000 (the "Patent Consideration"). The Patents shall be transferred to Buyer pursuant to an assignment instrument in the form of Exhibit 3.2 hereto (the "Patent Assignment").

                  3.3 Related Party Assets. Shareholder shall transfer to Company, free and clear of all Liens, at or prior to the Closing good and valid title to all rights and assets, including, without limitation, machinery, equipment, molds, dies, tools and templates, used in connection with, or necessary or desirable to conduct, the Business, which are owned by Shareholder or any other Related Party (as hereinafter defined), but not including the Patents (the





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"Related Party Assets"), as more particularly  described on Schedule 3.3 hereto.
Without limiting any other rights Buyer may have under this Agreement or otherwise, in the event that all of the Related Party Assets are not transferred to Company at or prior to the Closing, Shareholder hereby grants to Buyer and Company, and/or Shareholder shall cause to be granted, the exclusive, worldwide, royalty-free license to use all of the Related Party Assets in connection with the conduct of the Business following the Closing until transferred to and in the name of Company.

                  3.4 Satisfaction of Liabilities; Satisfaction of Certain Amounts. (a) At the Closing, the Selling Parties shall cause all indebtedness and liabilities of Company to banks and/or other credit or lending institutions or otherwise secured by any of the Company's Assets (other than the Permitted Liens (as hereinafter defined) to be paid and satisfied in full and shall cause to be delivered to Buyer at the Closing releases and discharges of all Liens and all other rights, claims and interests in respect of the Company's Assets relating to any of such indebtedness and liabilities (including without limitation all required Form UCC-3 termination statements) in form and substance reasonably required by Buyer. The parties agree that indebtedness for borrowed money in amount of $31,000 payable to Great Western Bank under Company's unsecured line of credit shall be accrued as a liability of Company on the Closing Working Capital, and Buyer agrees to satisfy such amount and terminate such line of credit within ninety (90) days following the Closing Date.

                        (b) At or prior to the Closing, Company shall cause all amounts owing to or payable by Company to its stockholders, officers, directors or employees (except for the $2,500 owing to Company from Jack Elliot), to be paid and satisfied in full.

                  3.5   The Selling Parties' Deliveries.  At the Closing,   the
Selling Parties shall cause to be delivered to Buyer:

                       (a) share certificates representing each of the issued shares of capital stock of Company, in due and proper form for surrender as required by Subsidiary;

                       (b)  a  General   Release  in  favor  of   Company   from
Shareholder, provided, however, such release shall not in any manner impair any indemnification right of Shareholder pursuant to this Agreement;

                       (c) a duly executed and acknowledged investment agreement and questionnaire, in the form of Exhibit 3.5(c) hereto, from Shareholder;






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                       (d) a duly executed  termination and  cancellation of any
and all agreements among Shareholder and Company, including without limitation, the Lease (as hereinafter defined);

                       (e)  a  Non-competition   Undertaking,   executed  by  of
Shareholder, in the form of Exhibit 3.5(e) hereto;

                       (f) an agreement of Shareholder as to the Buyer Common Stock, in the form of Exhibit 3.5(f) hereto (the "Stockholder Agreement"), executed by Shareholder;

                       (g) a consulting agreement in the form of Exhibit 3.5(g) hereto (the "Consulting Agreement"), executed by Shareholder;

                       (h) the Patent Assignment, executed by Shareholder;

                       (i) stock powers, in denominations required by Buyer, duly endorsed in blank, for the Withheld Shares;

                       (j) the Articles of Merger, duly executed by Company;

                       (k) evidence satisfactory to Buyer that the Related Party Assets have been transferred to Company, or at the option of Buyer, directly to Buyer;

                       (l) copies of all corporate and shareholder resolu- tions of Company authorizing the execution and delivery of this Agreement and each exhibit hereto and the consummation of the transactions contemplated hereby and thereby, which shareholder resolutions shall have been approved and adopted by Shareholder, as the sole shareholder of Company, certified as true and correct and in effect by Shareholder;

                       (m) a good standing certificate with respect to Company, issued as of a recent date by the Secretary of State of the State of Florida, and each other state where Company is qualified to do business, as well as copy of the Company's Certificate of Incorporation, certified as true and correct by the Secretary of State of the State of Florida; and

                       (n) all other documents required by the terms of this Agreement to be delivered by the Selling Parties, or any of them, to Subsidiary or Buyer at the Closing.

                  3.6 Buyer's Deliveries. At the Closing, Buyer will deliver the following:






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                       (a)  to  the   Shareholder,   duly  issued  and  executed
certificates representing the Merger Shares required to delivered at the Closing to Shareholder;

                       (b) to the Shareholder, the Patent Consideration;

                       (c) the Stockholder Agreement, executed by Buyer;

                       (d) the Consulting Agreement, executed by Buyer;

                       (e) the Articles of Merger, duly executed by Subsidiary;

                       (f) the Promissory Note, if applicable;

                       (g) copies of all corporate resolutions of Buyer and Subsidiary authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer thereof;

                       (h) long-form good standing certificates with respect to Buyer and Subsidiary, issued as of a recent date by the Secretary of State of the States of Delaware and Florida, respectively;

                       (i) all other documents required by the terms of this Agreement to be delivered to Shareholders at the Closing.

                  3.7 Further Assurances. At any time and from time to time after the Closing, at Buyer's request, and without further consideration, Shareholder will execute and deliver such other instruments, and take such actions, as Buyer may reasonably deem necessary or desirable in order to more effectively confirm Company's title to its assets, properties and rights, Buyer's ownership of all issued and outstanding shares of Company, and to put Buyer in effective operating control thereof, and to assist Buyer and Company in exercising all rights with respect thereto.

                  3.8 Subsidiary's and Buyer's Conditions Precedent. The obligations of Subsidiary and Buyer under this Agreement to proceed with the transactions contemplated hereby are, at the option of Subsidiary and Buyer in their sole discretion, subject to the fulfillment of the following conditions at or prior to the Closing:

                       (a) no action, suit, proceeding or investigation shall have been instituted against Subsidiary or Buyer or any of the Selling Parties by and be continuing before any court, tribunal or governmental body or agency, or have been threatened, and be unresolved, to restrain or prevent, or to obtain substantial damages by reason of, any of the transactions contemplated hereby;






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                       (b)  the  representations  and  warranties  of any of the
Selling Parties contained in this Agreement, the Disclosure Schedule or any Schedules and Exhibits hereto and/or any certificates or documents delivered in connection with this Agreement shall, in all material respects, be true and correct when made, and true and correct at the time of Closing with the same force and effect as though such representations and warranties were made at that time, except for changes expressly permitted by this Agreement;

                       (c) each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by any of the Selling Parties at or prior to the Closing shall have been duly and properly complied with and performed;

                       (d) since the date of this Agreement, there shall not have occurred any material adverse change in the financial condition, prospects or results of the operations of Company or in the Business, and no warehouse facility storing any of the Company's assets or inventory shall have suffered a substantial fire or other substantial casualty loss or damage not fully covered by insurance proceeds;

                       (e) all consents necessary in connection with the transactions contemplated by this Agreement under each of those contracts and agreements listed on Schedule 3.8(e)(i) of the Disclosure Schedule, and such consents and approvals and assignments of governmental licenses and permits which are listed on Schedule 3.8(e)(ii) of the Disclosure Schedule, shall have been obtained, and there shall have been delivered to Buyer and Subsidiary executed counterparts reasonably satisfactory in form and substance to Buyer of such consents;

                       (f) there shall be delivered to Buyer a certificate of the Selling Parties executed on the Closing Date that the conditions set forth in subsections (a) through (e) of this Section 3.8 have been fulfilled.

                  3.9 Company's and Shareholder's Conditions Precedent. The obligations of Company and Shareholder under this Agreement to proceed with the transactions contemplated hereby are, at the option of Company, subject to the fulfillment of each of the following conditions at or prior to the Closing:

                       (a) the representations and warranties of Buyer contained in this Agreement or any certificates or documents delivered by Buyer or Subsidiary to Company in connection with this Agreement shall, in all material respects, be true and correct when made, and true and correct at the time of the Closing with the same force and effect as though such representations and warranties were





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made at that time, except for changes expressly permitted by this
Agreement;

                       (b) each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by Buyer or Subsidiary at or prior to the Closing shall have been duly and properly complied with and performed; and

                       (c) there shall be delivered to Shareholder a certificate of Buyer executed on the Closing Date that the conditions set forth in subsections (a) and (b) of this Section 3.9 have been fulfilled;


                                    ARTICLE 4

              Representations and Warranties of the Selling Parties

                  The Selling Parties hereby jointly and severally make each of the following representations and warranties:

                  4.1 Organization, Standing and Qualification; No Subsidiaries.
(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and has all requisite power and authority and is entitled to own, lease and operate its properties and to carry on its business as and in the places such properties are now owned, leased or operated and where such business is presently conducted. Company is qualified to do business and is in good standing in each State listed in Schedule 4.1 of the Disclosure Schedule delivered by the Selling Parties in connection and concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), which States constitute all States in which the failure to be so qualified could have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, prospects, or results of the operations of Company. The copies of the Certificate of Incorporation and By-Laws of Company delivered by Company to Buyer are complete and correct.

                       (b) Except for the Patents and the Related Party Assets (which are owned by Shareholder and are being transferred to Buyer and the Company, respectively, at the Closing), all of the business, properties, assets, inventories, accounts receivable, machinery, equipment, furniture, fixtures, franchises, goodwill and rights (accrued and contingent) of every nature, kind and description relating to the Business are owned by and operated through Company. Company does not have, nor has it ever had, any subsidiaries, and Company has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity.

                  4.2 Related Transactions. Except as set forth on Schedule 4.2 of the Disclosure Schedule, during the past three years Company has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with, except with respect to remuneration for services rendered as an officer or employee of Company in the ordinary course of business, (i) any shareholder of Company, or any member of the family of any such shareholder, (ii) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with Company or any shareholder of Company, or any member of the family of any such person, or
(iii) any entity in which Company or Shareholder, or any person related to Shareholder by blood or marriage, is a director or officer or directly or indirectly is a creditor of or owns any equity interest thereof (excluding any equity ownership not in excess of 1% of a publicly traded company), or has the right to participate in or otherwise receive any portion of the income or profits thereof (any such person or entity described in clauses (i), (ii) or (iii) above being referred to herein as a "Related Party"). Except for the Patents and the Related Party Assets listed on Schedule 3.3 hereto, no part of the property or assets of any Related Party is used by Company in connection with the Business.

                  4.3 Authority; Capitalization. (a) Each of the Selling Parties has all requisite power and authority to enter into this Agreement and each other agreement, document and instrument to be executed or delivered by the respective Selling Parties in accordance with this Agreement (the "Seller Documents") and to carry out the transactions contemplated hereby and thereby. This Agreement constitutes, and, when executed and delivered at the Closing, each other Seller Document will constitute, the legal, valid and binding obligation of the Selling Parties and enforceable against the Selling Parties in accordance with their respective terms. All proceedings and action required to be taken by the Selling Parties relating to the execution, delivery and performance of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been or prior to the Closing will timely be duly taken. Shareholder is the lawful record and beneficial owner of all the issued and outstanding shares of Company's capital stock, free and clear of any Liens.

                       (b) There are no outstanding subscriptions, options, warrants, calls, puts, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever with respect to, or under which Company or any shareholder thereof is or may become obligated to issue, assign, purchase, acquire or transfer, any shares of the capital stock or other securities of, or beneficial interest or equity interest in, Company.

                       (c) Except as specifically set forth in this Agreement, no shares of capital stock of Company have been issued, redeemed, sold, transferred or purchased in anticipation of or after the date that consideration was first given or negotiations were first commenced by or on behalf of Company or any of its shareholders, officers or directors with respect to the Merger or any direct or indirect acquisition of shares of capital stock or control of Company by Buyer, and, since such time, Company has not declared or made any payment of any dividend or any other distribution to its shareholders or upon or in respect of any shares of capital stock, or other securities, or purchased, retired or redeemed, or obligated any of them to purchase, retire or redeem, any of their respective capital stock, or other securities.

                       (d) Shareholder is the lawful record and beneficial owner of all of the shares of Company Common Stock and upon the Closing Buyer shall be the lawful record and beneficial owner of 100% of all interest in Company, in each case free and clear of all liens, pledges, charges, mortgages, security interests, restrictions, liabilities, claims, encumbrances or rights of others of every kind and description (collectively, "Liens"), and all of such shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive and participation rights and rights of refusal of any kind whatsoever. Upon the effectiveness of the Merger, Buyer will own the entire equity interest in Company free and clear of all Liens.

                       (f) Neither Shareholder nor any Affiliate or Associate (as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Shareholder directly or indirectly beneficially owns any shares of Buyer Common Stock.

                  4.4 No Conflicts; Filings. (a) Except as indicated on Schedule
4.4 of the Disclosure Schedule, the execution, delivery and performance by the Selling Parties of this Agreement and the Seller Documents by any of the respective Selling Parties which is or shall be a party thereto and the consummation by the Selling Parties of the transactions contemplated hereby and thereby, will not (i) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Company, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any agreement or instrument or any debt or obligation to which any of the Selling Parties is a party or to or by which any of them or any of the Company's Assets is subject or bound, or result in the loss or adverse modification of any license, franchise, or other authorization granted to or otherwise held by any of the Selling Parties, (iii) require the consent of any party to any agreement or commitment to which any of the Selling Parties is a party, or to or by which any of them or any of the Company's Assets is subject or bound,
(iv) result in the creation or imposition of any Lien upon any of the Company's Assets or any of the shares of Company Common Stock, or (v) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which any of the Selling Parties, or any of the Company's Assets, or any of the shares of Company Common Stock, is subject or bound.

                       (b) Except for the filing of appropriate articles of merger as are required to effect the Merger pursuant to the laws of the State of Florida, and except as set forth on Schedule 4.4(b) of the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be obtained or made by any of the Selling Parties in connection with the execution, delivery and performance of the Agreement, or any of the Seller Documents, or the consummation of the transactions contemplated hereby and thereby.

                  4.5 Title to and Condition of Company Assets. (a) Except for the Patents, the Related Party Assets and the personal property leased by Company pursuant to the Personal Property Leases (as hereafter defined), Company has good and marketable title to all of the assets, rights and property, tangible and intangible, it owns or uses or purports to own or use in connection with, the Business (collectively with the Patents and the Related Party Assets, referred to herein as the "Company's Assets"). The Company's Assets constitutes all of the assets, properties, and rights necessary or useful to conduct the Business as presently conducted.

                       (b) Except as set forth on Schedule 4.5(b)(i) of the Disclosure Schedule, none of the Company's Assets is subject to any Liens, except for those Liens identified on Schedule 4.5(b)(ii) of the Disclosure Schedule which shall be permitted to survive the Closing ("Permitted Liens"). Company's office and warehouse facility located at 5400 South Bryant Avenue, Sanford, Florida 32773 (the "Facility") and, except as otherwise indicated in the report dated January 22, 1997, prepared by Jim Schiffmacher and attached as
Schedule 4.5(b)(iii) hereto, including all repairs subsequently made to such assets specifically indicated in the attachments to such report, all of the Company's Assets are in good condition and repair, are suitable for the purposes used, and are directly related to the conduct of the Business. Company is not in default or breach of any of its obligations under any mortgage or security agreement affecting the Facility, or any leases or other agreements related to the Facility.

                  4.6 Financial Statements. (a) The Selling Parties have delivered to Buyer copies of the unaudited financial statements of Company listed on Schedule 4.6 of the Disclosure Schedule (the "Financial Statements"), including without limitation, the balance sheet of Company as at December 31, 1996 (the "Balance Sheet"). All of the Financial Statements are complete and correct, have been prepared from the books and records of Company in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Company as at their respective dates and the results of operations of Company for the periods covered thereby. Such Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

                       (b) The Closing  Working  Capital  statement  attached as
Schedule 4.6(b) hereto represents the Selling Parties' good faith reasonable estimate of the Closing Working Capital as of the Closing Date to be prepared pursuant to Section 2.1(a)(i) hereto.

                  4.7 Absence of Undisclosed Liabilities. (a) Except as and to the extent reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto), or set forth on Schedule 4.7(a) of the Disclosure Schedule, as of December 31, 1996 (the "Balance Sheet Date"), Company had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then known, due or payable.

                       (b) Except as indicated in Schedule 4.7(b) of the Disclosure Schedule, none of the obligations or liabilities of Company is guaranteed by any other person or entity, nor has Company guaranteed or assumed any of the obligations or liabilities of any other person or entity.

                  4.8  Absence  of  Changes  or  Events.  Except as set forth on
Schedule 4.8 of the Disclosure Schedule, since the Balance Sheet Date Company has conducted its business only in the ordinary course in a manner consistent with past practices. Without limiting the foregoing, since such date, Company has not:

                       (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the normal and ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, condition (financial or otherwise), assets,liabilities, results of operations or prospects of Company;

                       (ii) discharged or satisfied any Lien or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities described in clause (i) above incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

                       (iii) declared or made any payment of any dividend or any other distribution to its shareholders or upon or in respect of any shares of capital stock or other securities, or purchased, retired or redeemed, or obligated any of them to purchase, retire or redeem, any of its capital stock or other securities;

                       (iv) mortgaged, pledged or subjected to any Lien any of their property, business or assets, tangible or intangible, except for Permitted Liens;

                       (v) sold, transferred, leased to others or otherwise disposed of any of their assets, except for inventory or minor items of obsolete and unused equipment sold in the ordinary course of business on customary terms and conditions, or canceled, settled or compromised any debt, account receivable or claim, or waived or released any right of substantial value;

                       (vi) received any notice of termination of any contract, lease or other agreement, or any permit, license, approval or other authority, or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had or could have a materially adverse effect on the business, assets, condition (financial or otherwise), operations or prospects of Company;

                       (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, workstoppages, slow downs or lockouts, or had any material change in its relations with any of its employees, agents, customers, suppliers, or buying organizations or any governmental regulatory authority or self-regulatory authority;

                       (viii) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, copyright, trademark, trade name, service mark, service name, patent, invention or other proprietary right, or modified any existing rights with respect thereto;

                       (ix) made any change (in excess of a 5% change for any particular individual consistent with past practice and in the ordinary course of business) in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay, to any shareholder, director, officer, partner, employee, salesman, distributor or agent of Company;

                       (x) issued or sold any shares of capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any entity or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person or entity;

                       (xi) made any capital expenditures or capital additions or betterments in excess of an aggregate of $10,000;

                       (xii)  instituted,   settled  or  agreed  to  settle  any
litigation, action or proceeding before any court or governmental body or arbitrator relating to Company or any of Company's Assets;

                       (xiii) suffered any damage, destruction, loss, change, event or condition which, in any case or in the aggregate, has had or may have an adverse effect on the business, condition (financial or otherwise), assets, liabilities, operations or prospects of Company, including, without limitation, any change in revenues, costs, levels or types of warranty or defective product claims, or relations with employees, landlords, agents, customers or suppliers;

                       (xiv) entered into any transaction, contract or commitment other than in the ordinary course of business, or paid or agreed to pay any brokerage, finder's fee, or other compensation in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

                       (xv) received any notice from any customer or supplier that it, or has knowledge that any customer or supplier, intends to cease doing business with Company, which, in any case, has had or could have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, operations or prospects of Company;

                       (xvi) failed to replenish or maintain the quality of its inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice;

                       (xvii) changed in any material respect its maintenance or
repair   policies   with  respect  to  its  assets  or  permitted  any  material deterioration in the condition thereof;

                       (xviii) engaged in transactions giving rise to accounts receivable which, to the knowledge of Shareholder, involve material increased risks or expectations of noncollection; or

                       (xviii) entered into any agreement or made any commitment to take any of the types of actions described in any of subsections (i) through (xviii) above.

                  4.9 Litigation;  Liability Claims.  (a) Except as set forth in
Schedule 4.9(a) of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending against or affecting any Selling Party or the transactions contemplated by this Agreement, nor to the best of any Selling Party's knowledge, any basis therefor or threat thereof, which, in any case or in the aggregate, could if adversely determined have a materially adverse effect on the business, condition (financial or otherwise), properties, assets, liabilities, or prospects of Company, the Facility, the Business or the Company's Assets or the use thereof by Buyer. No Selling Party is subject to any court or administrative order, writ, injunction or decree, applicable specifically to it or to Company's business, property or employees, nor is it in default with respect to any order, writ, injunction or decree, of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                       (b) Schedule 4.9(b) of the Disclosure Schedule sets forth a complete list and description of all defective product or service warranty and/or third party liability claims, other than mere returns or exchanges of defective goods in the ordinary course of business consistent with industry and practice, made against Company during the past five years, together with the resolution thereof (whether under insurance policies or otherwise). None of the Selling Parties have knowledge of any facts that would likely cause warranty claims on products sold and/or services provided for a period of two years prior to the Closing to exceed those historically experienced by Company and reflected on the Financial Statements.

                  4.10 Compliance with the Law, Licenses and Permits; FDA and OSHA Approvals. (a) No Selling Party, nor any officer or director of Company has violated any existing law, rule, regulation, order, judgment or decree applicable to Company and its assets, which violation could have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, prospects or results of the operations of Company, the Facility, the Company Assets or the Business. Company has all necessary licenses, franchises, permits, and authorizations issued by any department, agency, board, commission, bureau or instrumentality (the "Licenses") necessary to conduct the Business in the manner that it is currently conducted, and none of the Company's operations are being conducted in any manner which violates in any material respect any of the terms of conditions under which any such License was granted. Each License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the knowledge of any Selling Party, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect. No Licenses by their terms will terminate or lapse by reason of the transactions contemplated by this Agreement.

                       (b) Without limiting the foregoing, except as set forth on Schedule 4.10 hereto, Company has conducted its business in compliance with all applicable regulations promulgated by the United States Food and Drug Administration (the "FDA") and the federal Occupational Safety and Health Act and/or the rules and regulations thereunder (collectively "OSHA"). Company and all of the products manufactured, sold or licensed by Company (the "Products") have received and maintains in full force and effect all approvals or permits required by the FDA and under OSHA. All such FDA and OSHA approvals are set forth on Schedule 4.10 hereto. There have previously been delivered to Buyer true and complete copies of all filings, applications, registrations, reports, statements and notices made by or on behalf of any Selling Party to, or certifications and approvals received by any Selling Party from, the FDA or any other applicable governmental body, commission or agency in respect of any Product or part thereof. All applications for all FDA and OSHA approvals were true and correct when made and continue to be true and correct as they pertain to the manufacture, sale, license and use of the Products. Except as set forth on Schedule 4.10 hereto, no license, franchise, permit or authorization is required for the manufacture, sale or license of any of the Products. All Products manufactured by or for Company are manufactured in facilities utilizing procedures in compliance with Good Manufacturing Practices ("GMP") as defined by the FDA. Except as set forth on Schedule 4.10 hereto, Company has never violated
(i) any regulations promulgated by the FDA or under OSHA, (ii) the terms or conditions of any FDA or OSHA approvals or (iii) any GMP guidelines, and Company has never been subject to or threatened with any investigation or administrative proceeding initiated by or on behalf of the FDA or under OSHA, or received any notice in respect thereof.

                  4.11 Schedules. Schedule 4.11 of the Disclosure Schedule contains a true, complete and accurate list and sufficient description (or a true copy thereof is attached thereto) of the following:

                       (a) all real property, and all buildings and improvements thereon owned, leased or used by Company (the "Properties"), together with a description of each lease, sublease or license under which Company holds any leasehold or other interest or right to the use thereof (the "Real Property Leases") or pursuant to which Company has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental and all other payment terms, expiration date and cancellation and renewal terms thereof and any provisions thereof which individually or in aggregate could have a material effect on Company;

                       (b) all material items of machinery, tools, equipment, vehicles, rolling stock and other tangible personal property owned, leased or used by Company, except for items having a value of less than $500 which do not, in the aggregate, have a total value of more than $1,500, setting forth with respect to all such listed property a summary description of all leases relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof (the "Personal Property Leases") and any provisions thereof which individually or in aggregate could have a material effect on Company;

                       (c) all trademarks, trademark registrations, and applications therefor, service marks, service names, trade names, patents and patent applications, copyrights and copyright registrations, and applications therefor, wholly or partially owned, held or used by Company; and all contracts, agreements, commitments or licenses relating to one or more patents, trademarks, trade names, copyrights, software, processes, inventions,know-how, or trade secrets to which Company is a party or by which it is bound;

                       (d) all agency, representative, supply or distributorship agreements or franchises and all agreements providing for the services of an independent contractor to which Company is a party or by which it is bound;

                       (e) all guarantees, loan agreements, indentures, mortgages pledges, conditional sale or title retention agreements, security agreements, equipment obligations, leases or lease purchase agreements as to items of personal property, in each case to which Company is a party or by which it is bound;

                       (f) all contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale voting, purchase, retirement, or transfer of any of the capital stock, bonds, partnership interests or other securities of Company, or pursuant to which Company or any of its shareholders has acquired or disposed of any substantial portion of the capital stock, business or assets of Company;

                       (g) all contracts, agreements, commitments, purchase orders, leases, licenses or other understandings or arrangements to which Company is a party or by which any of the Company's Assets are bound or affected, but excluding (i) purchase and sale orders and commitments for the purchase or sale of normal and customary supplies and inventory made in the ordinary course of business (consistent with past practice) involving payments or receipts by Company of less than $500 in any single case or series of related orders but not more that $1,500 in the aggregate, and (ii) contracts entered into in the ordinary course of business which are terminable by Company on less than 60 days' notice without any penalty or consideration and involving payments or receipts during the entire life of such contracts by Company of less than $500 in the case of any single contract but not more than $1,500 in the aggregate;

                       (h) all collective bargaining agreements, all employment and consulting agreements, all executive compensation, bonus, deferred compensation, severance, vacation, sick pay, personal day, education, pension, retirement, profit sharing, welfare, stock option or stock purchase, all group or individual life, health, hospitalization, dental and accident insurance, and all other employee benefit, plans, agreements, arrangements, commitments and/or practices, to which Company is a party or bound or which cover or relate to any of the past or present employees of Company;

                       (i) as of a date no earlier than April 25, 1997, 1996, all of Company's receivables (which shall include accounts receivable, loan receivable and any advances), together with an aging as to each such listed receivable;

                       (j) as of a date no earlier than April 25, 1997, all of Company's accounts payable and open purchase orders;

                       (k) the names and current annual salary rates of all persons (including independent commission agents) employed or engaged by Company, and showing separately for each such person the amounts paid or payable as salary, bonus and any indirect or non-cash compensation for the year ended December 31, 1996, and for the current calendar year, respectively;

                       (l) the names of all of the directors and officers of Company; the name of each bank and other institution in which Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from Company and a summary of the terms thereof; and

                       (m) all fire, theft, casualty, liability and other insurance policies insuring Company, specifying with respect to each such policy the name of the insurer and of the insured, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Such policies are with reputable insurers and provide adequate coverage for all normal risks incident to the Company's Assets, properties and business operations.

                  True and complete copies of all contracts, agreements, plans, arrangements, commitments and documents required to be listed or identified pursuant to this Section 4.11 (to the extent in writing or if not in writing, an accurate summary thereof), together with any and all amendments thereto, have either been delivered to Buyer or attached to Schedule 4.11.

                  Except as expressly set forth on Schedule 4.11 of the Disclosure Schedule, all of the contracts, agreements and commitments required to be listed pursuant to this Section 4.11 (other than those which have been fully performed) are in full force and effect, do not require the consent or approval of any party to the assignment thereof and will be unaffected by the Merger or the transactions contemplated by this Agreement, and, after the Merger, Company will be entitled to the full benefits thereof. Except as expressly set forth in said Schedule 4.11, to the best of the Selling Parties' knowledge, there is not under any contract, agreement, policy, plan or commitment required to be listed pursuant to this Section 4.11, any existing default or event which, after notice or lapse of time, or both, would constitute a material default or result in a right to accelerate or loss of material rights thereunder. There have been no oral or written modifications to the terms or provisions of any of such agreements. No amount payable or reserved under any such agreement has been assigned or anticipated and no amount payable under any such agreement is in arrears or has been collected in advance and to the best of the knowledge of any of the Selling Parties, there exists no offset or defense to payment of any amount under such an agreement.

                  4.12 Rights and Licenses. (a) Except as indicated in Schedule 4.12(a) of the Disclosure Schedule, Company owns or possesses the perpetual, worldwide and royalty-free licenses and other rights to use all patents, copyrights, trademarks, service marks (and any applications relating to the foregoing), service names, trade names, trade secrets, know how, proprietary processes, methods and apparatus, ideas, concepts, designs, discoveries, formulae, product and service developments, inventions, improvements, processes and any information relating to any Product which has either been developed, acquired or licensed for or by Company, and all other intellectual property and proprietary rights (collectively, "Proprietary Rights") currently used in connection with or necessary to the conduct of the Business as presently operated, uncontested and free and clear of all Liens.

                       (b) Except as set forth on Schedule 4.12(b) of the Disclosure Schedule, no Selling Party is infringing upon or otherwise acting adversely to any proprietary or other intellectual property rights owned by any other person or persons, and neither the Proprietary Rights, nor the operation of the Business infringes or violates any proprietary or other intellectual property rights of any third party. Except as set forth on Schedule 4.12(b) of the Disclosure Schedule, no claim, suit, demand, proceeding or investigation is pending or has been asserted and, to the knowledge of the Selling Parties, no claim, suit, demand, proceeding or investigation is threatened against the Selling Parties with respect to, based on or alleging infringement of, any such rights of any third party, or challenging the validity or effectiveness of any license for such rights, and the Selling Parties know of no basis for any such claim, suit, demand, proceeding or investigation. Company has taken all necessary actions to maintain and protect those Proprietary Rights which it owns or uses or have been licensed to any of the Selling Parties.

                  4.13 Customers and Suppliers. Schedule 4.13 of the Disclosure Schedule sets forth: (i) a list of the twenty largest customers of Company in terms of sales during the 1996 fiscal year, and (ii) a list of the twenty largest suppliers of Company in terms of purchases during the 1997 fiscal year. There has not been any adverse change in the business relationship of Company with any customer or supplier named, or required to be named, in Schedule 4.13. Except as set forth on Schedule 4.13 none of the customers of Company accounted for greater than 5% of the sales of Company during the 1996 fiscal year. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Seller with any customer or supplier listed such Schedule 4.13.

                  4.14 Absence of Certain Business Practices. No Selling Party nor any officer, employee or agent of Company, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Company (or assist Company in connection with any actual or proposed transaction) which (a) might subject Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the assets, business or operations of Company or the Business, or (c) if not continued in the future, might adversely affect Company's assets, business, operations or which might subject Company to suit or penalty in any private or governmental litigation or proceeding.

                  4.15 Inventory. Except as set forth on Schedule 4.15 of the Disclosure Schedule, all items of inventory, now owned or hereafter acquired (and not subsequently disposed of in the ordinary course of business), are merchantable, for sale in the ordinary course of business as first quality goods at normal mark-ups, and all inventory reflected in the Balance Sheet or thereafter acquired is reflected thereon or if thereafter acquired on the books and records of Company at the lower of cost (on a last-in, first-out basis) or market in accordance with generally accepted accounting principles consistently applied with past periods. None of the Selling Parties has been advised of, or has any knowledge of, any fact which would materially adversely affect the future marketability of any of the Products. The Company's practices and experience with regard to returned items from customers is and has been in conformity with and not in excess, to any material degree, of normal, industry-wide return practices in the ordinary course of business.

                  4.16  Environmental  Matters.  (a)  Except  as  set  forth  on
Schedule 4.16 of the Disclosure Schedule, no Hazardous Substance (as hereinafter defined) is present or at any time has been stored (except for sealed manufacturers' containers held for resale and stored in compliance with applicable laws, rules and regulations), treated, recycled, released, disposed of or discharged on, about, from or affecting the Facility, prior to or during any period of ownership, lease or usage of any thereof by Company, any other property or location heretofore owned, leased or used by Company or any predecessor in interest thereto (each a "Former Property and collectively the "Former Properties") in any material amounts, and none of the Selling Parties has any liability or obligation which is based upon or related to any environmental condition under or about the Facility or any of the Former Properties, and there is no reasonable basis for any such liability arising.

                       (b) Except as set forth on Schedule 4.16 of the Disclosure Schedule, no Selling Party nor, to the best knowledge of the Selling Parties, any prior or current owner, tenant or occupant of any part of the Properties or any of the Facility, has received (i) any notification or advice from or given or been required to have given any report or notice to any governmental agency or authority or any other person, firm or entity whatsoever involving the use, management, handling, transport, treatment, generation, storage, spill, escape, seepage, leakage, spillage, emission, release, discharge, remediation or clean-up of any Hazardous Substance on or about any of the Properties or, during any period of ownership, lease or usage thereof, the Facility, or caused by Company or any Affiliate of Company (a "Hazardous Discharge") or (ii) any complaint, order, citation or notice with regard to an air emission, water or ground discharge, noise emission, solid or liquid or gas storage or disposal, a Hazardous Substance or any other environmental, health or safety matter affecting the Facility, or, during any period of ownership, lease or usage thereof, any of the Former Properties, or any of the business or operations conducted thereat (an "Environmental Complaint"), under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or under any other federal, state or local law, ordinance, rule or regulation.

                       (c)  Except  as  set  forth  on  Schedule   4.16  of  the
Disclosure   Schedule,   the   Facility   does  not  contains  any  asbestos  or
asbestos-containing materials.

                       (d) Except as set forth on Schedule 4.16 of the Disclosure Schedule, to the best of the Selling Parties' knowledge, there are no fuel or gasoline storage tanks presently in use or at any time abandoned in, on or under the Facility.

                       (e)  Company  has  made  available  to  Buyer:  true  and
complete copies of all safety data sheets ("MSDS") under the federal Occupational Safety and Health Act and/or the rules and regulations thereunder (collectively "OSHA") for all Hazardous Substances stored, processed or otherwise used at the Facility in respect of which an MSDS has been submitted to any governmental agency or authority; a true and complete list of other Hazardous Substances stored, manufactured, processed or otherwise used at the Facility, specifying the amount thereof, the chemical abstract service number, and the related threshold quantity; true and complete copies of all materials (if any) filed with or submitted under the OSHA Hazard Communication Standard and all materials (if any) filed with or submitted to the Environmental Protection Agency or any other federal, state or local agency or authority; and true and complete copies of all insurance company and other investigations and reports relating to any of the matters or conditions referred to in this Section 4.16.

                       (f) The term "Hazardous Substance" as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, explosives, radioactive materials and related and similar materials, and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation, including, without limitation, asbestos and asbestos-containing materials.

                       (g) The Selling Parties have delivered to Buyer true and complete copies of all engineering and environmental reports and studies, and all other reports, evaluations and assessments, relating to the Facility and the Former Properties and any matter referred to in this Section 4.16.

                  4.17 Employee Benefits. All pension, retirement, profit-sharing, deferred compensation, bonus and incentive plans, all medical, vision, dental and other health insurance plans, all life insurance plans and all other employee benefit plans required to be listed in Schedule 4.11 of the Disclosure Schedule ("Employee Benefit Plans") conform to, and the administration thereof is, in all material respects, in compliance with, all applicable laws and regulations, and neither the operation or administration of any Employee Benefit Plan, nor the Merger under this Agreement, will result in Company or Buyer incurring or suffering any liability, or have any material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Company or Buyer. Except as set forth on
Schedule 4.17(a) of the Disclosure Schedule, (i) Company does not participate, maintain or contribute to or have any liability or obligation under or with respect to any single or multi-employer employee benefit or retirement plan governed by or subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether by reason of being a member of an affiliated group of companies, one of which maintains such a plan, or otherwise), nor has it participated, maintained, contributed or incurred any liability or obligation with respect to any such plan, (ii) each funded Employee Benefit Plan is a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and complies, in all material respects, with all applicable requirements of ERISA, (iii) there are no unfunded accrued benefits under any of the Employee Benefit Plans and, except for normal and customary amounts which may be required to be contributed in respect of the current plan year and properly accrued for on the Financial Statements, no amounts are or will be required to be contributed by Company or Buyer in respect of any plan year under any such Employee Benefit Plan, (iv) with respect to each Employee Benefit Plan, complete copies of the last filed Form 5500, and all schedules attached thereto, have been furnished to Buyer, (v) Company nor any other "party-in-interest" or "disqualified person", has engaged in a "prohibited transaction," as such terms are defined in IRC Section 4975 and Title I of ERISA, in connection with any Employee Benefit Plan maintained by, or to which contributions are made by, Company which would subject a party-in-interest or disqualified person (after giving effect to any exemption) to the tax on prohibited transactions imposed by Section 4975 of the Code or any other liability, (vi) no Employee Benefit Plan has been terminated, nor has there been any "reportable event" (as defined under any applicable provision of the Code or ERISA) ("Reportable Event") with respect to any Employee Benefit Plan or any trust related thereto, (vii) Company has timely filed or delivered all summary plan descriptions, annual reports (Forms 5500), Forms 1099, summary annual reports, COBRA continuation health coverage election notices, and other documents with the appropriate governmental agencies as required by ERISA, the Code, or other applicable law, or the respective Employee Benefit Plan, and all such reports were when filed true and correct in all material respects, (viii) no Employee Benefit Plan is under review or audit by the Internal Revenue Service or the U.S. Department of Labor, and (ix) no Employee Benefit Plans which constitute "welfare benefit plans" described in Section 3(1) of ERISA provide for vested rights to benefits.

                  4.18  Taxes.  (a) All  taxes,  fees,  assessments,  duties and charges, including without limitation, on or with respect to income, receipts, profits, lease, occupancy, property, sales, use, transfer, excise, franchise, added value, employees' income or wage withholding, social security, employment, unemployment compensation, capital, and imports, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Company or arise out of the operations of Company or are attributable to any period on or prior to the
Closing Date, or for which Company may be liable (including any for which Company may be liable by reason of its being a member of an affiliated, consolidated or combined group with any other company at any time on or prior to the Closing Date), and all interest and penalties thereon (collectively, "Taxes" or "Tax"), whether disputed or not, have been duly paid in full, or if not yet due have been adequately and timely reserved for on the books and records of Company and the appropriate Financial Statements; all returns, reports, declarations, forms, information returns, and statements relating to Taxes ("Returns") required to be filed by Company have been completed, accurately prepared, and duly and timely filed, and such Returns disclose all Taxes required to be paid by Company for the periods covered thereby; and all deposits required by law to be made by Company with respect to employees' payroll and other withholding taxes have been duly made. Company has not consented to have the provisions of Section 341(f) of the Code, relating to collapsible corporations, apply to it. The Selling Parties have delivered to Buyer true, correct and complete copies of all federal, state and local income tax Returns of Company for each of the last three (3) fiscal years of Company. The federal income tax Returns applicable to Company have been audited and accepted by the Internal Revenue Service for the fiscal years ended July 31, 1994 and 1995; there is no action, suit, investigation, audit or assessment pending or, to the knowledge of the Selling Parties, proposed or threatened with respect to any Taxes or any Return of Company; no questions have been raised by any governmental authority with respect to any Tax or Return of Company or which arise out of the operations of Company attributable to any period on or prior to the Closing Date, and there is not now in force any extension of time with respect to the date on which any Return was or is due to be filed with respect to Company, or any waiver or agreement by any of them for the extension of time for the assessment or collection of any Tax. There are no Tax rulings, requests for rulings or closing agreements relating to Company which could affect Company's liability for Taxes for any future period.

                       (b) Except as set forth on Schedule 4.17(b) of the Disclosure Schedule, Company has never been a member of or been required to file as a part of an affiliated group (as defined in Section 1504(a) of the Code) or any other group of corporations which files or has filed any Return on a combined, consolidated or unitary basis for purposes of any Tax. Company has no liability for Taxes of any person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Company is not nor has been a party to any tax sharing or tax indemnity arrangement or agreement.

                       (c) Schedule 4.17(c) of the Disclosure Schedule sets forth the following information with respect to Company as of the most recent practicable date: (i) the basis of Company in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, or excess charitable contribution allocable to Company; and (iii) the earnings and profits (as such term is used under the Code) of Company. No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

                  4.19 Receivables. Except as set forth on Schedule 4.19 of the Disclosure Schedule, all receivables of Company which are reflected in the Balance Sheet, and all receivables of Company which have arisen or will have arisen since the date thereof, have and shall have arisen only from bona fide transactions with unrelated third parties in the ordinary course of business, and, to the knowledge of the Selling Parties, except for a normal and customary reserve for doubtful accounts consistent (as a percentage of outstanding receivables) with past periods, are and shall be collectible in the ordinary course of business (without resort to litigation) and in accordance with their respective terms and not subject to any set off, defense, reduction or counterclaim. Buyer has been furnished with true and accurate copies of the most recent accounts receivable aging reports for Company.

                  4.20 Records. The books of account of Company are complete and correct in all material respects, and there have been no transactions involving the business of Company which properly should have been set forth therein and which have not been accurately so set forth.

                  4.21 Disclosure. No representation or warranty by any Selling Party contained in this Agreement nor any written statement or certificate furnished or to be furnished by or on behalf of any Selling Party to Buyer or its representatives in connection with or pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained, under the circumstances under which made, not misleading or necessary in order to provide a prospective purchaser of Company Assets with adequate information as to Company, the Business, the Facility and Company Assets, and the Selling Parties have disclosed to Buyer in writing all material adverse facts known to them relating to any of the foregoing. The representations and warranties contained in this Agreement or any document delivered in connection with this Agreement shall not be affected or deemed waived by reason of the fact that Buyer and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                  4.22 Investment. (a) Shareholder will receive the shares of Buyer Common Stock pursuant to this Agreement with the intent of holding the same for investment and with no intention of distributing or reselling the same or any part thereof, or interest therein, in any transaction which would be, or would cause the issuance or transfer of the shares of Buyer Common Stock to be, in violation of the securities laws of the United States or any state thereof. Shareholder understands that the issuance of the shares of Buyer Common Stock pursuant to this Agreement is intended to be exempt from registration under the Securities Act if 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act and pursuant to an exemption from registration or qualification under the securities or blue sky laws of the State of Florida.

                       (b) Shareholder acknowledges that Buyer has made available to her all documents and information relating to Buyer and an investment in the shares of Buyer Common Stock requested by or on behalf of Shareholder. In evaluating the suitability of an investment in shares of Buyer Common Stock, Shareholder has not relied upon any representation or other information (whether oral or written) made by or on behalf of Subsidiary or Buyer, other than the representations and warranties expressly set forth in this Agreement.

                       (c) Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and her investment in shares of Buyer Common Stock.

                                    ARTICLE 5

                     Representations and Warranties of Buyer

                  Buyer represents and warrants that:

                  5.1 Organization and Standing. Each of Buyer and Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the States of Delaware and Florida, respectively, and has all necessary corporate power and corporate authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                  5.2 Authority. The execution, delivery and performance by Buyer and Subsidiary of this Agreement and each other agreement, instrument and document to be executed by Buyer or Subsidiary pursuant hereto (the "Subsidiary Documents") and the consummation by Buyer and Subsidiary of the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of Subsidiary and Buyer at or prior to the Closing; this Agreement has been duly executed by a duly authorized officer of Subsidiary and Buyer; and this Agreement constitutes, and, when executed and delivered by Subsidiary or Buyer pursuant hereto, the Subsidiary Documents will constitute, the legal, valid and binding obligation of such of Subsidiary and Buyer as is party thereto.

                  5.3 Compliance; Consents; Approvals. (a) Except for compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and compliance with any applicable State's securities or blue sky laws, and assuming the accuracy of the representations set forth in Section 4.4 hereof, except as set forth on Schedule 5.3 to the Disclosure Schedule, the execution, delivery and performance by Subsidiary and Buyer of this Agreement and the Subsidiary Documents, and the consummation of the transactions contemplated hereby and thereby, by Subsidiary and Buyer, will not (i) conflict with or violate any provision of the certificate of incorporation or by-laws of Subsidiary or Buyer, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any agreement or instrument or any debt or obligation to which Subsidiary or Buyer is a party or by which it is bound, or result in the loss or adverse modification of any license, franchise, or other authorization granted to or otherwise held by Subsidiary or Buyer, (iii) require the consent of any party to any agreement or commitment to which Subsidiary or Buyer is a party or by which it is bound, or (iv) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which Subsidiary or Buyer is subject or bound.

                       (b) Except for the filing of appropriate articles of merger as are required to effect the Merger pursuant to the laws of the State of Delaware and assuming the accuracy of the representations set forth in Section
4.3 hereof, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be obtained or made by in connection with the execution, delivery and performance by Buyer or Subsidiary of this Agreement and the Subsidiary Documents, or the consummation of the transactions contemplated hereby or thereby.

                  5.4 Financial Statements. The audited consolidated financial statements of Buyer and its subsidiaries as at and for the fiscal year ended December 31, 1996 and the notes thereto, which appeared in the Annual Report on Form 10-K of Buyer for the fiscal year ended December 31, 1996, fairly present, in all material respects, the consolidated financial position of Buyer and its subsidiaries as at the dates thereof and the consolidated results of their operations for the periods then ended.

                  5.5 Validity of Buyer Shares. The shares of Buyer Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued, fully paid and nonassessable.

                  5.6 Changes. There has been no material adverse change in the consolidated financial condition or consolidated results of operations of Buyer and its subsidiaries since December 31, 1996.

                  5.7 SEC  Filings.  Since  January  1,  1996,  and,  except for compliance with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, in connection with the transactions contemplated by this Agreement, Buyer has filed with the Securities and Exchange Commission (the "SEC") all reports and proxy statements required to be filed by Buyer under the Securities Exchange Act and the rules and regulations promulgated thereunder (other than reports or proxy statements as at which the required filing date has not yet passed), and, to the knowledge of Buyer, such reports and proxy statements as of the respective dates thereof did not contain an untrue statement of material facts or omit to state material facts necessary to make the statements therein not misleading in a material respect at the time when and in light of the circumstances under which they were made.

                                    ARTICLE 6

                    Certain Covenants of the Selling Parties






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



                  6.1 Conduct of Business. During the period from the date of this Agreement to and including the Closing Date, the Selling Parties shall cause the operations and business of Company, to be conducted in the ordinary and usual course of business and consistent with past practices. Without limiting the foregoing, prior to the Closing, the Selling Parties will not, without the prior written consent of Buyer, permit Company to:

                       (a) dissolve, liquidate, merge or consolidate or sell or otherwise dispose of all or any substantial portion of its assets or obligate itself to do so;

                       (b) sell, transfer, lease or otherwise dispose of any assets or properties, other than inventory in the ordinary course of business on standard terms, conditions and operating procedures customarily used by Company;

                       (c) amend, modify, change, alter, terminate, rescind or waive any rights or benefits under any contract, agreement or commitment required to be listed, or enter into any contract, agreement or commitment which, if in existence as of the date of this Agreement would have been required to be listed, under Schedule 4.11 hereto;

                       (d) fail to maintain the Company's Assets or the Facility in good repair and condition, reasonable and ordinary wear and tear excepted; or cancel any of the current insurance policies or any of the coverage thereunder maintained for the protection of the Facility, the Business or any Company Assets.

                       (e) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in
Section 4.8 hereof which would have been inconsistent with the representations and warranties set forth in Section 4.8 hereof had the same occurred after the Balance Sheet Date and prior to the date hereof.

                  6.2 Changes in Information. During the period from the date of this Agreement to the Closing Date, each party shall give the other prompt written notice of any change in, or any of the information contained in, the representations and warranties made in or pursuant to this Agreement or of any event or circumstance which, if it had occurred on or prior to the date hereof, would cause any of such representations or warranties not to be true and correct.

                  6.3 Access to Information; Press Releases. (a) During the period from the date of this Agreement to the Closing Date, Buyer and its counsel, accountants and other representatives shall be given full access during normal business hours to all of the facilities, properties, books, tax returns and records of Company relating to or constituting any part of the Facility and/or the Company's Assets and all personnel of Company, and they shall be furnished with such documents and information with respect to the affairs of Company as may from time to time reasonably be requested.

                       (b) Buyer and its employees, representatives and agents shall be entitled after consultation with Company's management to communicate with vendors, customers and others having business relations with Company regarding the transactions contemplated by this Agreement as believed by Buyer in good faith to be appropriate in order to facilitate such transactions and its rights under this Agreement.

                       (c) No Selling Party shall directly or indirectly make, or authorize to be made, any press release or other public announcement regarding the transactions contemplated by this Agreement with out the prior written approval of Buyer. Buyer shall be entitled to make such public announcements, issue such press releases and file such documents as it shall in good faith deem appropriate in order to comply with applicable securities law and self-regulatory body imposed obligations.

                  6.4 Preservation of Business. During the period from the date of this Agreement to the Closing Date, the Selling Parties shall use their best efforts to preserve intact the goodwill of the Business, the relationships of Company with customers, suppliers, contracting parties, governmental authorities and others having business relations with it.

                  6.5  Employees.  (a)  Buyer  intends  to  employ  only  one of
Company's employees following the Closing (but has agreed that the other employees shall continue to perform their employment dutes in consideration of the continued payment of their current salary until May 30, 1997).
Notwithstanding any offer or determination to so employ any employee, Buyer shall not be obligated to maintain any employee for any specific length of time after the Closing Date and all such employees shall be employees at will.

                       (b) The Company shall promptly pay all amounts due and payable to, or accrued in respect of, its employees in the nature of wages, commissions, salary, insurance and other benefits (including accrued vacation and sick pay and unearned bonuses), and shall pay all withholding tax and similar obligations in each case with respect to all employees of Company and all periods ending on or prior to the Closing Date (and shall accrue on the Closing Working Capital all amounts payable through May 30, 1997 in respect of accrued vacation and sick pay and unearned bonuses, as well as all severance or termination benefits payable).

                       (c) The Selling Parties shall be solely responsible for, and shall jointly and severally indemnify and hold harmless Buyer from and against, any and all claims and obligations, if any, for severance pay, termination pay and other benefits arising or claimed to arise out of (i) the termination of employment of any employee of Company on or prior to the Closing Date, (ii) the effect of the transactions contemplated by this Agreement on the employment status of any of the employees of Company, including any which may hereafter be employed by Buyer, and/or (iii) the termination of employment with Buyer or Company within 120 days after the Closing Date of any employee who prior to the Closing Date was an employee of Company and thereafter becomes an employee of Buyer or Company (in this latter case to the same extent as if any such employee were then still employed by Company, but only with respect to such severance pay, termination pay or other benefits which arise or are claimed to arise out of the employee's employment with Company prior to the Closing Date).

                       (d) Nothing in this Section 6.5 or elsewhere in this Agreement, express or implied, shall be construed to confer any rights or remedies on any employee of Company.

                  6.6 Brokerage or Finder's Fee. The Selling Parties represent and warrant to Buyer that no person is entitled to any brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement as a result of any action taken by the representing party or any of the affiliates, officers, directors or employees thereof, except as, and in the amount, set forth on Schedule 6.6 to the Disclosure Schedule (the "Finder's Fee"). Buyer and Shareholder agree that the obligation to pay the Finder's Fee shall be split among Buyer and Shareholder on a 50%/50% basis.

                  6.7 Consents. The Selling Parties shall use their best efforts to obtain prior to the date scheduled for the Closing under this Agreement all consents and approvals referred to in Section 3.8(e) hereof.

                  6.8 Interim Financial Statements. Shareholder shall cause to be promptly prepared and delivered to Buyer promptly upon completion, income statements and balance sheets of Company for its fiscal quarter ending March 31, 1997 and each subsequent month (the "Interim Financial Statements"). The Interim Financial Statements shall be prepared in a manner consistent with the Financial Statements and in accordance with generally accepted accounting principles, but need not be audited.

                  6.9 Environmental Notices. In the event that, on or prior to the Closing, any of the Selling Parties receives any notice or advice from any governmental agency or authority or any other source whatsoever with respect to a Hazardous Discharge or presence of a Hazardous Substance, they shall immediately notify Buyer and furnish to Buyer a copy of all such notices, correspondence and other documentation. If required to do so by any governmental agency or authority, and requested by Buyer, Shareholder shall cause the Selling Parties shall conduct and complete all investigations, studies, sampling, and testing, in connection with any of the foregoing.

                  6.10 No Shop. Shareholder agrees that from after the date hereof and until the Closing (but in the event any condition to the obligations of Company and Shareholder pursuant to Section 3.9 hereof shall not be satisfied, or Buyer shall have elected not to consummate the Closing, then until June 30, 1997), none of the Selling Parties will, or will arrange to, sell, transfer or otherwise dispose of any of the capital stock, or assets (except for dispositions of assets in the ordinary course of business as expressly permitted elsewhere in this Agreement) of Company (or any rights in or to any of such stock or assets), and none of the Selling Parties will, directly or indirectly, respond to inquiries or proposals, or enter into or pursue any discussions, or enter into any agreements (oral or written), with respect to, the issuance, sale or purchase of any of the capital stock of Company, any security convertible into or exchangeable for any such stock interest, or any option or warrant with respect to any such stock, or the merger, consolidation, sale, lease or other disposition of all or any portion of the assets or business of Company. The provisions of this Section 6.10 shall not be deemed to limit or negate any other obligations of Shareholder under this Agreement.

                  6.11 Transaction  Expenses.  The parties hereby agree that all fees, charges, costs and expenses incurred and to be incurred by Company, including, without limitation, legal, accounting, and any finder's fee listed (or required to be listed) on Schedule 6.6 of the Disclosure Schedule, in connection with the planning, negotiation, investigation, execution and closing of this Agreement and all documents in connection with this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the payment of all transfer, gains, sales, use and similar taxes applicable to this Agreement and/or such transactions, and the costs not in excess of $1,200 incurred by Buyer or the Company in connection with the preparation and filing of Tax returns for the tax period ending with the Closing Date (collectively "Transaction Expenses"), shall be the responsibility of and payable by Shareholder and shall not be charged to Company, except that Buyer has agreed to pay 50% of the Finder's Fee.

                  6.12 Certain Shareholder Matters. Prior to the Closing, Shareholder shall pay, or cause to be paid, to Company any amounts owed by her, or any officers, directors or employees of Company, to Company.

                                    ARTICLE 7

                               Further Agreements

                  7.1 Securities Act Compliance. The Buyer Common Stock delivered pursuant to this Agreement shall not be transferable except upon the conditions specified in this Article 7, which conditions are intended in furtherance of compliance with the provisions of the Securities Act in respect of the transfer of any such Buyer Common Stock. Shareholder will cause any proposed transferee of such Buyer Common Stock, other than a transferee who purchases pursuant to an effective registration statement satisfying the requirements of the Securities Act or pursuant to Rule 144 under the Securities Act, to agree to take and hold such Buyer Common Stock subject to the provisions and upon the conditions specified in this Article 7. The provisions of this
Article 7 are not intended to limit or negate any of the provisions of the Stockholder Agreement.

                  7.2 Legends. Each certificate for shares of Buyer Common Stock delivered pursuant to this Agreement or to a subsequent transferee shall (unless otherwise permitted by the provisions of this Article 7) include a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE PROVISIONS OF ARTICLE 7 OF THE AGREEMENT OF MERGER AND REORGANIZATION DATED AS OF MAY 12, 1997 IN RELATION TO WHICH THESE SHARES WERE ISSUED. COPIES OF SUCH ARTICLE 7 MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THIS COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

                  7.3 Proposed Transfers. Except with respect to a sale pursuant to the Registration Statement (as hereinafter defined), prior to any proposed sale, transfer or other disposition of Buyer Common Stock delivered pursuant to this Agreement, the registered holder shall give written notice to Buyer of such holder's intention to effect such sale, transfer or other disposition. Each such notice shall describe the manner and circumstances of the proposed sale, transfer or other disposition in reasonable detail, and shall be accompanied by either (i) an opinion of counsel, and in form and substance, reasonably acceptable to Buyer, addressed to Buyer, to the effect that the proposed sale, transfer or other disposition of such Buyer Common Stock may be effected without registration under the Securities Act, or (ii) a "no action" letter, in form and substance reasonably acceptable to Buyer, from the SEC to the effect that such sale, transfer or other disposition of such Buyer Common Stock without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon such holder of such Buyer Common Stock shall be entitled to transfer such Buyer Common Stock in accordance with the terms of the notice delivered by such Holder to Buyer, subject, however, to any other agreement with or for the benefit of Buyer as shall apply to the sale, transfer, or other disposition of Buyer Common Stock.

                  7.4 Registration of Stock; Restriction on Sales. (a) Buyer agrees to prepare and, subject to the Shareholder providing the requisite information pursuant to Section 7.6, promptly file following the Closing Date a registration statement (the "Registration Statement"), including a prospectus (the "Prospectus"), with the SEC under the Securities Act and satisfy such filing, registration and qualification requirements of the relevant state securities (blue sky) laws of such states as the Shareholder may reasonably request, covering the sale of the Merger Shares; provided that Buyer will not be required to (i) qualify generally to do business in any such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction (unless Buyer is already subject to service of process in such jurisdiction). Buyer further agrees to use its best efforts to cause the Registration Statement and such registration and qualification to become effective as soon as practicable after filing. The Registration Statement shall be on Form S-3; provided that, if such form ceases at any time to be available, the Registration Statement shall be on such other form for the general registration of securities as Buyer may deem appropriate. Buyer shall furnish the Shareholder with an initial draft of the Registration Statement prior to filing such Registration Statement or any amendment or supplement thereto (other than any documents incorporated by reference therein).

                       (b) Except as provided in Subsections (c) and (d), at any time during the period the Registration Statement is effective, prior to any proposed sale, transfer or other disposition of any Buyer Common Stock delivered pursuant hereto, Shareholder shall give at least seven days' written notice to Buyer of Shareholder's intention to effect such sale, transfer or other disposition. Such notice shall state that such sale, transfer or other disposition is intended to be made pursuant to such Registration Statement and the Prospectus and that Shareholder has a bona fide intention of making such sale, transfer or other disposition. Subject to the provisions of Subsections
(c) and (d) below, Shareholder shall be permitted to effect such sale, transfer or other disposition without further notice to Buyer during the fourteen-day period following the expiration of such seven-day period.

                       (c) Notwithstanding anything contained in subsection (b), if at any time after receipt of any such notice from Shareholder and prior to such sale, transfer or other disposition, Buyer shall furnish to Shareholder a certificate signed by its Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President stating that in his good faith judgment it would be seriously detrimental to Buyer or its shareholders for such sale, transfer or other disposition to be made at such time (including, without limitation, by reason of any disclosure which Buyer may be required to make for such purpose), Shareholder shall not effect such sale, transfer or other disposition except during the fourteen-day period following the expiration of the sooner of (i) a period of 60 days from the date of receipt of such written notice from such officer of Buyer or (ii) the receipt of written notice from Buyer stating that Shareholder is permitted to effect such sale, transfer or other disposition. If prior to such 60-day period there shall no longer be any basis for such a certificate to be issued, Buyer shall promptly under the circumstances notify Shareholder to the effect provided in clause (ii) above. Buyer shall not be entitled to defer any sales by Shareholder during any such fourteen-day period.

                       (d) Notwithstanding anything contained in subsections (b) and (c), Shareholder shall be permitted, without notice to Buyer and free from any right of Buyer to defer such sales as herein provided, to sell, transfer or otherwise dispose of Buyer Common Stock pursuant to the Registration Statement and the Prospectus during the period of 60 days following the date the Registration Statement first becomes effective.

                       (e) Buyer will, upon delivery to it or its agent of certificates for the Buyer Common Stock containing the legend set forth in
Section 7.2 hereof by a Shareholder for registration of the transfer of such stock in accordance with the provisions of this Section, cause certificates without such legend representing the number of shares of Buyer Common Stock equal to the number of shares of Buyer Common stock being transferred and new certificates with such legend representing the number of remaining shares not being so transferred, if any, to be issued in exchange for such legended certificates.

                  7.5 Registration Procedures and Expenses. Buyer agrees that after the filing of the Registration Statement it will:

                       (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective until the Buyer Common Stock so registered and qualified is no longer owned by Shareholder or until the expiration of a period of one year following the Closing Date, whichever is earlier.

                       (b) if the Registration Statement ceases for any reason to be effective during the period referred to in clause (a), take all reasonable action to either make such Registration Statement effective or to file another registration statement (which for purposes of this Agreement shall be the "Registration Statement" and the related prospectus shall be the "Prospectus") and use it best efforts to cause such registration statement to become effective as soon as practicable and remain effective for the period referred to in clause
(a);

                       (c) deliver to Shareholder, as soon as it is available, a conformed copy of the Registration Statement (including any preliminary prospectus) as originally filed and of each amendment thereto (including exhibits and documents incorporated by reference therein);

                       (d) furnish to Shareholder selling Buyer Common Stock so registered under the Securities Act such number of copies of the Prospectus and any amendments or supplements thereto (including all Exhibits thereto and all documents incorporated by reference therein) and the Prospectus included in such Registration Statement (including each preliminary prospectus) as the Shareholder may reasonably request in order to effect the offering and sale of the shares of Buyer Common Stock to be offered and sold); and

                       (e) pay all fees and expenses (including without limitation registration and filing fees and legal, accounting and printing fees and expenses but excluding selling fees, discounts and commissions with respect to the sale of Buyer Common Stock and any out-of-pocket expenses of the Shareholder) in connection with such registration or qualification.

                  7.6 Accuracy of Information Relating to Shareholder. Buyer may require Shareholder promptly to furnish in writing to Buyer such information regarding Shareholder, the plan of distribution of the Buyer Common Stock and other information as Buyer may from time to time reasonably request or as may be legally required in connection with such registration.

                  7.7 Certain Notifications. During the period of effectiveness of the Registration Statement, Buyer shall promptly notify Shareholder of:

                       (a) the effectiveness of the Registration Statement, the receipt of any comments from the SEC relating to statements set forth in the Registration Statement that relate to the Shareholder, and the issuance (or any threatened issuance of which Buyer shall be aware) by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any amendment thereto (in which case, the Shareholder will not sell, transfer or otherwise dispose of any Buyer Common Stock during the pendency of such stop order), and Buyer shall take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; and

                       (b)  its   intention   to  file  any   amendment  to  the
Registration Statement (other than documents incorporated by reference therein) which shall amend the statements referred to in Section 7.6.

                  7.8 Stock Valuation  Guaranty.  (a) Upon the expiration of six
(6) months from the date the Registration Statement is declared effective by the SEC (such date being referred to herein as the "Valuation Date"), the value of the Merger Shares shall be recomputed by Buyer and Shareholder and shall have a deemed valuation equal to the value of the Merger Shares as of the Valuation Date (calculated at the average of the bid and asked price of Buyer Common Stock, as reported on the Nasdaq SmallCap Market, on each of the trading days occurring in the 20-day period ending five (5) days before the Valuation Date (the "Valuation Price")), except that any Merger Shares previously sold by Shareholder at a gross sales price (not including any reductions in respect of commissions or other selling expenses) higher than the Valuation Price shall be valued at such higher gross sales price. Such valuation is referred to herein as the "Valuation Amount".

                       (b) Subject to compliance with the terms and conditions of this Agreement and the Seller Documents, on the Valuation Date Buyer shall pay to Shareholder the amount (the "Deficiency Amount"), if any, by which (i) the Valuation Amount as of the Valuation Date is less than (ii) the Base Consideration (less the principal amount of the Promissory Note, if any). Notwithstanding the foregoing, (A) Buyer, in its sole and absolute discretion, shall be entitled to satisfy the Deficiency Amount by issuing to Shareholder a number of shares of Buyer Common Stock equal to (1) the Deficiency Amount, divided by (2) the Valuation Price (such number of shares to be so issued being referred to herein as the "Deficiency Shares"); provided, however, that in the event that the number of Deficiency Shares to be issued plus the number of Merger Shares previously issued shall exceed 200,000 shares of Buyer Common Stock, Buyer shall be entitled to satisfy the remainder of the Deficiency Amount (i.e. the amount in excess of the valuation of the Deficiency Shares) by issuing to Shareholder a promissory note of Buyer for such amount, which note shall bear interest at the Prime Rate, be payable in equal monthly installments of principal and interest over a one-year period beginning sixty (60) days following Valuation Date and be in form and substance reasonably satisfactory to the Buyer and Shareholder.

                       (c) Subject to compliance with the terms and conditions of this Agreement, on the Valuation Date Shareholder shall pay to Buyer the amount (the "Excess Amount"), if any, by which (i) the Valuation Amount as of the Valuation Date is greater than (ii) 110% of the Base Consideration (less the principal amount of the Promissory Note, if any). Notwithstanding the foregoing,
(A) Shareholder, in her sole and absolute discretion, shall be entitled to satisfy the Excess Amount by transferring back to Buyer a number of shares of Buyer Common Stock equal to (1) the Excess Amount, divided by (2) the Valuation Price.

                       (d) The provisions of this Section 7.8 shall be subject to the following additional terms and conditions, the breach of any of which will result in Shareholder forfeiting her right to receive payment of the Deficiency Amount from Buyer:

                       (i) Shareholder shall not sell more than 8,000 shares of Buyer Common Stock in any one-week period without the prior written consent of Buyer;

                       (ii) Shareholder shall not sell any shares of Buyer Common Stock in any one-day period at a Sale Price less than the Sale Price of Buyer Common Stock previously sold by Shareholder in such one-day period;

                       (iii) Shareholder shall directly or indirectly effect any "short" sales of Buyer Common Stock;

                       (iv) All sales of securities by Shareholder must be in compliance with all applicable federal and state securities laws; and

                       (v) Upon the request of Buyer, Shareholder shall provide to Buyer all relevant documentation deemed reasonably necessary by Buyer to confirm any prior sales of Merger Shares by Shareholder and the gross sales prices paid in connection therewith.

                  7.9 Preparation of Schedule 13D. Shareholder shall prepare and file with the SEC and other required entities, a Schedule 13D to report her beneficial ownership of Buyer Common Stock following the Closing. Buyer agrees to reimburse Shareholder in respect of all required filing fees and the reasonable legal fees of counsel incurred in connection with the preparation thereof.

                  7.10 Product Liability Insurance. Buyer agrees that for a period of five (5) years from the Closing Date (or such shorter period that Company or an affiliate of Buyer shall conduct the Business), it will cause Company (or such other affiliate of Buyer then conducting the Business) to maintain product liability insurance with a minimum coverage of $1,000,000 and will name Shareholder as an additional insured under product liability insurance policy.

                                    ARTICLE 8

                  Indemnification; Survival of Representations

                  8.1 Obligation to Indemnify. (a) Following the Closing, Buyer hereby agrees to save, indemnify and hold harmless Shareholder from and against, and shall on demand reimburse Shareholder for:

                       (i) any and all loss, liability, damage or deficiency suffered or incurred by Shareholder by reason of any misrepresentation or breach of warranty by Buyer or nonfulfillment of any covenant or agreement to be performed or complied with by Subsidiary or Buyer under this Agreement or in any agreement, certificate, document or instrument executed by Subsidiary or Buyer and delivered to the Selling Parties pursuant to or in connection with this Agreement; and

                       (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable attorneys' fees, incident to any of the foregoing, or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 8.1(a).

                       (b) Company (but only in the event the Closing shall not occur under this Agreement) and Shareholder (jointly and severally with Company if the Closing shall not occur or individually if the Closing shall occur) agrees to save, indemnify and hold harmless Subsidiary, Company and Buyer from, against and in respect of, and shall on demand reimburse Subsidiary, Company and Buyer for:

                       (i) any and all loss, liability, damage or deficiency suffered or incurred by any of any of Subsidiary, Company and/or Buyer by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement to be performed or complied with by any of the Selling Parties under this Agreement or any agreement, certificate, document or instrument executed by any of the Selling Parties and delivered to Subsidiary or Buyer pursuant to or in connection with this Agreement;

                       (ii) any and all loss, liability or damage suffered or incurred by any of Subsidiary, Company and/or Buyer in respect of or in connection with any and all debts, liabilities and obligations of, and any and all violations of laws, rules, regulations, codes or orders by, Company, direct or indirect, fixed, contingent, legal, statutory, contractual or otherwise, which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Closing Date, whether or not then known, due or payable, except for those liabilities specifically included in the Closing Working Capital;

                       (iii) any and all loss, liability, damage, cost or expense suffered or incurred by Buyer based on or arising out of any defective or allegedly defective product or service warranty and/or third party liability claims (whether alleged in contract, tort, strict liability or otherwise), which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Closing Date, including, without limitation, any products manufactured, assembled, sold or distributed by Company or its predecessors in interest at any time;

                       (iv) any and all loss, liability, damage, cost or expense suffered or incurred by any of Subsidiary, Company and/or Buyer based on or arising from (A) the presence of any Hazardous Substance on the Facility or the Former Properties or any Hazardous Discharge on or prior to the Closing Date by, on or from or involving Company or the Facility or the Former Properties, and/or any Environmental Complaint against Company or the Facility or the Former Properties, and/or the failure to obtain any license or permit required in connection with any Hazardous Substance or Hazardous Discharge on or from or involving Company or the Facility or the Former Properties, or the retention, disposal, treatment or use thereof, and/or arising out of any noncompliance with any environmental, health or safety law, ordinance, rule or regulation (each, an "Environmental Requirement"), in each case, based on or arising from any act, transaction, state of facts or other condition which occurred or existed on or before the Closing Date at or on the Facility or the Former Properties, whether or not then known, or (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Discharge, any such presence, use, disposal or treatment of a Hazardous Substance, or any such noncompliance with any Environmental Requirement, on or prior to the Closing Date, and/or any Environmental Complaint and/or any demand of any government agency or authority prior to, on or after the Closing Date, which is based upon or in any way related to any Hazardous Discharge, the presence, use, disposal or treatment of a Hazardous Substance, and/or noncompliance with any Environmental Requirement on or prior to the Closing Date, on or from, by or involving Company or the Facility or the Former Properties, and including, without limitation and in each such case under this clause (iii), the reasonable costs and expenses of all remedial action and clean-up, attorney and consultant fees, investigation, sampling and laboratory fees, court costs and litigation expense and costs arising out of emergency or temporary assistance or action undertaken by or as required by any regulatory body in connection with any of the foregoing;

                       (v) any and all Taxes which are due or payable by Company, or arise out of the operation of Company's business on or prior to the Closing Date, except for the amount of Taxes which are specifically reflected in the Closing Working Capital;

                       (vi) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable attorneys' fees, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any of the obligations under this Section 8.1(b).

                       (c)  Without  limiting  any  party's  rights  under  this
Article 8, if any legal action or court or arbitration proceeding (or threat thereof) shall be commenced (or threatened) by a third party against a party (an "Indemnitee") entitled to indemnification in respect thereof under this Article 8 (a "Covered Proceeding"), the Indemnitee shall give the indemnifying party prompt written notice of such Covered Proceeding and copies of all pleadings filed relating thereto within ten (10) days after the Indemnitee's receipt thereof. The Indemnitee also agrees to provide the Indemnitor five (5) days prior notice of the payment or settlement by Indemnitee of any indemnifiable claim. Notwithstanding the foregoing, failure by an Indemnitee to provide an indemnifying party any such notice shall not affect indemnifying party's obligations under Article 8 hereof.

                  8.2 Survival and Other Matters. Each representation, warranty, indemnity, covenant and agreement made by any of the Selling Parties in this Agreement or in any agreement, certificate or instrument delivered by or on behalf of any Selling Party pursuant to or in connection with this Agreement, are, and shall be deemed, joint and several representations, warranties, indemnities and covenants of each of the Selling Parties. Each representation, warranty, indemnity, covenant and agreement of each of the parties hereto shall survive the Closing; provided, however, that no party shall be entitled to assert claims against the other for misrepresentations or breach of warranty under or pursuant to this Agreement unless the party asserting such claim shall notify the other in writing of such claim within three (3) years after the Closing Date; provided, further, that the foregoing limitation on the survival of representations and warranties shall not apply to any of the representations and warranties in Section 4.3, 4.8, 4.12 or 4.19 hereof. Notwithstanding the foregoing, in no event shall the Selling Parties have any liabilities under or pursuant to this Agreement for any misrepresentations or breaches of warranties hereunder unless such liabilities shall exceed a liability cushion in the aggregate of $15,500, in which event such liabilities shall include all such first $15,500 thereof and all liabilities in excess thereof, provided that the foregoing liability cushion shall not apply to liabilities or obligations of Buyer or Company to third parties, irrespective of whether the same also constitutes a misrepresentation or breach of warranty.

                  8.3 Offsets. Without limiting its other rights and remedies, or any other amounts or recoveries to which Subsidiary, Company or Buyer may be entitled, Buyer shall have the right to set off the amount of any claims asserted by or on behalf of Buyer in respect of any obligation under this
Article 8 or otherwise under this Agreement, against the Withheld Shares and/or under any instrument or agreement executed and delivered by Buyer or its affiliates to Shareholder in connection with the Closing or as contemplated by this Agreement, including, without limitation, the Consulting Agreement and the Promissory Note, in each case at the option of Buyer, in such order as the Buyer shall determine. Any such setoff against the Withheld Shares shall be based on the fair market value of the Withheld Shares at the time of such setoff. No setoff pursuant to this Section 8.3 shall constitute a breach or default under this Agreement or otherwise, it being agreed that Buyer shall have a period of ten (10) days after the final and binding resolution of all such good faith claims and/or disputes relating to such setoff to deliver the shares of Buyer Common Stock (or other collateral) determined as a result of such resolution to be due and owing to Shareholder. If it shall be determined that Buyer improperly (despite Buyer's good faith belief that such setoff was proper) withheld any cash payment under this Section, such cash amount shall bear interest at the rate of eight percent (8%) per annum from the date such amount was due. The remedies provided for in this Agreement are not exclusive and shall be in addition to any other remedies that Buyer may have at law, in equity or otherwise.

                                    ARTICLE 9

                                  Miscellaneous

                  9.1 Specific Performance. The Selling Parties agree that the Company Common Stock is unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall have the right specifically to enforce the performance of the Selling Parties under this Agreement without the necessity of posting any bond or other security, and the Selling Parties hereby waive the defense in any such suit that Buyer has an adequate remedy at law and agree not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedy of specifically enforcing any or all of the provisions of this Agreement in accordance with this Section 9.1 shall not be exclusive of any other rights which Buyer may have to terminate this Agreement, or of any other rights or remedies which Buyer may otherwise have under this Agreement or otherwise, all of which rights and remedies shall be cumulative.

                  9.2 Binding Agreement; Assignment. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by any of the Selling Parties without the prior written consent of Buyer.

                  9.3 Law To Govern. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws. The Selling Parties hereby agree that any action with respect to this Agreement or any of the other documents executed in connection herewith may be brought in the courts of the State of New Mexico or any federal court sitting in the State of New Mexico and consents to the jurisdiction of each such court and to service of process in any such suit being made upon any of the Selling Parties by mail at the address specified in Section
9.4 hereof. The Selling Parties hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in any inconvenient court.

                  9.4 Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto if delivered personally, then on the date of such delivery, or on the fifth day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier services, in each case, to such party, at the following respective addresses:

                     if to any of the Selling Parties, to:

                     Treesa Spencer
                     109 West Greentree Lane
                     Lake Mary, Florida 32749

                     with a copy to

                     Bronstein, Carlson, Gleim & Smith
                     150 Second Avenue North #1100
                     St. Petersburg, Florida 33701
                     Attention: Susan W. Carlson, Esq.
                     Telecopy: (813) 898-8811
                         if to Subsidiary or Buyer, to:

                         Lukens Medical Corporation
                         3820 Academy Parkway North, NE
                         Albuquerque, New Mexico 87109-4409
                         Attention: Mr. Robert S. Huffstodt
                         Telecopy: (505) 342-9735

                         with a copy to:

                         Golenbock, Eiseman, Assor & Bell
                         437 Madison Avenue
                         New York, New York 10022
                         Attention: Lawrence M. Bell, Esq.
                         Telecopy: (212) 754-0330

or to such other address as any such party may designate in writing in accordance with this Section 9.4.

                  9.5 Fees and Expenses. Except as set forth in this Agreement, each of the parties hereto shall pay its own fees and expenses with respect to the transactions contemplated hereby.

                  9.6 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto in respect of the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                  9.7 Waivers. Any failure by any party to this Agreement to comply with any of its obligations hereunder may be waived by Shareholder in the case of a default by Subsidiary or Buyer and or Buyer in case of a default by any of the Selling Parties. No waiver shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                  9.8 Severability. If any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition, unenforceability, without invalidating the remaining provisions of this Agreement, and the validity, legality and enforceability of such remaining provisions shall not be affected in any way thereby.

                  9.9 No Third-Party Beneficiaries. Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

                  9.10 Drafting. No party shall be deemed to have drafted this Agreement but rather this Agreement is a collaborative effort of the undersigned parties and their attorneys.

                  9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

                  9.12 Headings. The Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections and paragraphs.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                               PRO-TEC CONTAINERS, INC.



                                              By:        /s/ Treesa Spencer
                                                       -------------------------
                                                       Name:  Treesa Spencer
                                                       Title: President



                                                   /s/ Treesa Spencer
                                                   -----------------------------
                                                      Treesa Spencer



                                              PTC MERGER CORP.



                                              By:        /s/ Robert S. Huffstodt
                                                       -------------------------
                                                      Name:  Robert S. Huffstodt
                                                      Title: President


                                              LUKENS MEDICAL CORPORATION



                                              By:        /s/ Robert S. Huffstodt
                                                         -----------------------
                                                      Name:  Robert S. Huffstodt
                                                      Title: President

                                                                     Exhibit 1.2

                               ARTICLES OF MERGER

                                       OF

                                PTC MERGER CORP.

                                       AND

                            PRO-TEC CONTAINERS, INC.


To the Secretary of State
State of Florida

         Pursuant to the provisions of the Florida Business Corporation Act, the domestic corporations herein named do hereby adopt the following articles of merger.

         FIRST: Annexed hereto and made a part hereof is the Plan of Merger for merging PTC Merger Corp. with and into PRO-TEC Containers, Inc. as approved and adopted by written consent of the shareholders of PTC Merger Corp. entitled to vote thereon given as of May 7, 1997, in accordance with the provisions of
Section 607.0704 of the Florida Business Corporation Act, and as approved and adopted by written consent of the sole shareholder of PRO-TEC Containers, Inc. entitled to vote thereon given as of May 7, 1997, in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act.

         SECOND: PRO-TEC Containers, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Florida Business Corporation Act.

Executed on this ___ day of May, 1997.


                                              PTC MERGER CORP.


                                              By:_______________________________
                                              Name:
                                              Title:


                                              PRO-TEC CONTAINERS, INC.


                                              By:_______________________________
                                              Name:
                                              Title:

         PLAN OF MERGER adopted by PTC Merger Corp., a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on May 7, 1997, and adopted by PRO-TEC Containers, Inc., a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on May 7, 1997. The names of the corporations planning to merge are PTC Merger Corp., a business corporation organized under the laws of the State of Florida, and PRO-TEC Containers, Inc., a business corporation organized under the laws of the State of Florida. The name of the surviving corporation into which PTC Merger Corp. plans to merge is PRO-TEC Containers, Inc.

         1. PTC Merger Corp. and PRO-TEC Containers, Inc. shall, pursuant to the provisions of the Florida Business Corporation Act, be merged with and into a single corporation, to wit, PRO-TEC Containers, Inc., which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Florida Business Corporation Act. The separate existence of PTC Merger Corp., which is sometimes hereinafter referred to as the "nonsurviving corporation", shall cease at the effective time and date of the merger in accordance with the provisions of the Florida Business Corporation Act.

         2. The Articles of Incorporation of the surviving corporation at the effective time and date of the merger shall be the Articles of Incorporation of said surviving corporation and upon such effective date shall be amended and restated to read in its entirety as set forth in Exhibit A hereto, and as so amended and restated shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Florida Business Corporation Act.

         3. The present bylaws of the non-surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Florida Business Corporation Act.

         4. The directors and officers listed in the Amended and Restated Articles of Incorporation of PRO-TEC Containers, Inc. as set forth in Exhibit A hereto shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their respective offices until the election and qualification of their successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

         5. (a) Each share of common stock, par value $1.00 per share, of the surviving corporation (the "Original Surviving Company Stock") then issued and outstanding shall, upon the effective date of the merger, automatically be converted into the right to receive, upon due and proper surrender of the certificate representing it, that number of shares of common stock, par value $.01 per shares, of Lukens Medical Corporation ("Lukens") as shall be determined, adjusted, and deliverable in accordance with, and subject to the terms and conditions of, that certain Agreement of Merger and Reorganization, among Lukens, the surviving corporation, the non-surviving corporation and Treesa Spencer.

                       (b) Each share of common stock, par value $1.00 per share, of the nonsurviving corporation then issued and outstanding shall, upon the effective date of the merger, be converted into, and Lukens as the holder thereof shall receive, one share of common stock, par value $1.00 per share, of the surviving corporation.

         6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation and to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Florida Business Corporation Act.

         7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation and by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Florida Business Corporation Act, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Florida, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         8. The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized and empowered to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

                                                                       EXHIBIT A
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                           OF PRO-TEC CONTAINERS, INC.

         Pursuant to the authority set forth in section 607.10025 of the Florida Business Corporation Act, the following is the amended and restated Articles of Incorporation of Protec Containers,Iinc.:

         FIRST:   The name of the corporation shall be PRO-TEC Containers, Inc.

         SECOND: The principal place of business and mailing address of this corporation shall be 3820 Academy Parkway North, NE, Albuquerque, New Mexico 87109.

         THIRD:   The duration of the corporation shall be perpetual.

         FOURTH: The number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of common stock, par value $1.00 per share.

         FIFTH: The names and addresses of the officers and director of the corporation are as follows:

                                    Director:

Robert S. Huffstodt          3820 Academy Parkway North, NE
                             Albuquerque, NM 87109-4409

                                    Officers:

President               Robert S. Huffstodt       3820 Academy Parkway North, NE
                                                  Albuquerque, NM 87109-4409

V.P./Asst. Secy         Scott Henderson           3820 Academy Parkway North, NE
                                                  Albuquerque, NM 87109-4409


         SIXTH: The name and address of the registered agent is National Registered Agents, Inc., 526 E. Park Avenue, Tallahassee, FL 32301.

         SEVENTH: The corporation shall, to the fullest extent permitted by the provisions of the Florida General Corporation Act, as the same may be amended and supplemented, and in the manner provided for in the By-Laws, indemnify any and all persons whom it shall have power to indemnify under said provisions.

                                                                     Exhibit 3.2

                              ASSIGNMENT OF PATENT



                  In consideration of good and valuable consideration paid to Treesa Spencer ("Assignor"), by Lukens Medical Corporation, a Delaware corporation ("Assignee"), the receipt whereof is hereby acknowledged, the undersigned Assignor by these presents hereby sells, assigns, transfers, and sets over unto the said Assignee the entire right, title, and interest in and to the invention or improvement of those certain patents, said patents being fully described and/or claimed in the applications for Letters Patent referenced on Schedule A annexed hereto, and the entire right, title, and interest in and to the applications or Letters Patent, as the case may be, including all treaty and convention rights and the right to sue for present, past, and future infringement, the same to be held and enjoyed by said Assignee, its successors, or other legal representatives, as fully and entirely as the same would have been held and enjoyed by the undersigned if this assignment and sale had not been made.

                  And by this covenant the Assignor will execute or procure any further necessary assurance of title to said patents and Letters Patent; and at any time, upon the request and at the expense of said Assignee, will execute and deliver any and all papers that may be necessary or desirable to perfect the title to said patents or any Letters Patents which may be granted therefor in said Assignee, its successors, assigns or other legal representatives, and, upon the request and at the expense of said Assignee, will execute any additional or divisional applications for patents, and for the reissue of any Letters Patents to be granted therefor, and will make all rightful oaths and do all lawful acts requisite for procuring the same or for aiding therein, without further compensation, but at the expense of said Assignee, its successors, assigns, or other legal representatives.

                  And the Commissioner of Patents and Trademarks is hereby authorized and requested to issue any and all Letters Patent of the United States for said invention to said Assignee.




                                                             -------------------
                                                               TREESA SPENCER

STATE OF                     )
                             ) .SS
COUNTY OF                    )

                  Before me this ___ day of May, 1997, personally appeared Treesa Spencer to me personally known to be the person described in and who executed the above instrument, and acknowledged to me that she executed the same of her own free will for the purposes therein set forth.


                                                             -------------------
                                                                Notary Public



AFFIX SEAL

                                                                      SCHEDULE A



         1. Disposable Hypodermic Syringe and Needle Combination Having Retractable, Accident Preventing Sheath

Country                 Patent Number                         Issue Date
-------                 -------------                         ----------

US                      4,702,738                             October 27, 1987

Canada                  1,268,679                             May 8, 1990

US                      4,801,295                             January 31, 1989

         2.      Blood Collector Cylinder With Needle Ejector

Country                 Patent Number                         Issue Date
-------                 -------------                         ----------

US                      4,907,600                             March 13, 1990

US                      4,993,426                             February 19, 1991

Canada                  1,310,241                             November 17, 1992

Australia               615,400                               July 19, 1989

Brasil                  [PI 89 07570-6]                       [January 21, 1991]

Europe                  430,978                               June 28, 1995

Ireland                 61,468                                October 27, 1994

Japan                   [508246/1989]                         [July 19, 1989]

S.Korea                 [90-700609]                           [March 20, 1990]

Spain                   2,015,739                             June 27, 1990

         3.      Disposable Container For Syringes

Country                 Patent Number                         Issue Date
-------                 -------------                         ----------

US                      4,828,107                             May 9, 1989

Canada                  1,304,054                             June 23, 1992

         4. Infectious Waste Container For Use In Hospitals And Other Health Care Facilities (Design)

Country                 Patent Number                         Issue Date
-------                 -------------                         ----------

US                      D279,417                              June 25, 1985

         5.      Lockable Holder For Containers

Country                 Patent Number                         Issue Date
-------                 -------------                         ----------

US                      D284,547                              July 8, 1986

         6.      Needle Remover (Design)

Country                 Patent Number                         Issue Date
-------                 -------------                         ----------

US                      D327,573                              July 7, 1992

                                                                  Exhibit 3.5(c)
                     SHAREHOLDER AGREEMENT AND QUESTIONNAIRE



Lukens Medical Corporation
3820 Academy Parkway North NE
Albuquerque, New Mexico 87109-4409

Gentlemen:

                  The undersigned acknowledges that the issuance or transfer of shares of Common Stock, par value $.01 per share (the "Shares"), of Lukens Medical Corporation ("Lukens") to the holder of shares of common stock of PRO-TEC Containers, Inc., pursuant to a proposed Agreement of Merger and Reorganization among Lukens, PRO-TEC Containers, Inc. ("Company") and certain other parties (the "Reorganization Agreement") and the merger transaction contemplated thereby (the "Reorganization") is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), but rather is being made privately on behalf of Lukens, in reliance upon exemptions from the Securities Act and applicable state securities laws.

                  The undersigned further acknowledges that the information contained herein is needed by Lukens in order to ensure the availability of such exemptions and to determine (a) whether an investment in the Shares is suitable for the undersigned and (b) whether the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares.

                  The undersigned also understands that Lukens and its representatives will rely on the information contained herein for purposes of such determination. Accordingly, the undersigned represents and warrants to Lukens and its representatives that the information contained herein is complete and accurate and may be relied upon by Lukens and its representatives, and hereby agrees to notify Lukens immediately if there is any material change in the information provided herein occurring prior to the consummation of the transactions contemplated by the Reorganization Agreement and to furnish to Lukens any other information which Lukens may request in connection with the matters contemplated hereby.

                  The undersigned also understands and agrees that, although Lukens will endeavor to keep the information provided in this Agreement and Questionnaire confidential, Lukens may present this Agreement and Questionnaire and the information provided in answer to it to such persons or entities as it deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the issuance of Shares.

                  Finally, the undersigned has been advised that the consummation of the transactions contemplated by the Reorganization Agreement and the issuance or transfer of Shares to the undersigned pursuant thereto is among other things conditioned upon the covenants and agreements of the undersigned set forth herein.

                  Accordingly, in order to induce Lukens to enter into and proceed with the transactions contemplated by the Reorganization Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby represents, warrants, covenants and agrees, and provides certain information, as follows:

A. The undersigned hereby represents, warrants and covenants to Lukens as follows:

                       (i) The undersigned is 21 years of age or older.

                       (ii) The undersigned has reviewed the merits of an investment in the Shares with legal and tax counsel and with an investment advisor to the extent deemed advisable. The undersigned has not received or relied on any statement, advice or representation by Lukens or any of its representatives regarding the income tax consequences of the Reorganization, and has consulted with his own legal and tax counsel and investment advisors regarding such consequences.

                       (iii) The undersigned alone, or together with the undersigned's Shareholder Representative indicated below, and who has completed the Shareholder Representative Certificate attached as Exhibit A hereto, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares, and, if a resident of, or domiciled in, a certain state, meets any additional suitability standards applicable to the undersigned under state law.

                       (iv) The undersigned has had a full opportunity to ask questions of and to receive answers from a representative of Lukens concerning the terms and conditions of the transactions contemplated by the Reorganization Agreement and the business of Lukens and its subsidiaries, and in connection therewith has been provided with *[(a) Lukens' annual report on Form 10-K for its 1996 fiscal year, (b) Lukens' proxy statement from its 1996 Annual Meeting of Stockholders, (c) Lukens' quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996]*,
(d) Lukens' certificate of incorporation and bylaws, and (g) all such other information as the undersigned desired in order to evaluate an investment in the

Shares, and all such questions have been answered to the full satisfaction of the undersigned.

                       (v) The undersigned has been advised and understands that an investment in Lukens is speculative and, in connection with the matters contemplated hereby, the undersigned has relied solely upon the information contained in Lukens' public filings and upon independent investigations made by the undersigned. The undersigned has not relied upon any representation or warranty as to the period of time the undersigned may be required to hold the Shares, or as to projected or forecasted profits or losses which may be earned or incurred by Lukens, or any other representation or warranty from Lukens or any of its affiliates, employees or agents. In addition, the undersigned is not acquiring any Shares as a result of or subsequent to (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees, including the undersigned, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

                       (vi) The undersigned will acquire the Shares in good faith solely for the undersigned's own account, and for investment purposes, and not with a view to, or for, subdivision, distribution, fractionalization or resale, or for the account, in whole or in part, of others.

                       *[(vii) The undersigned understands that the Shares have not been and will not be registered under the Securities Act or the securities laws of certain states, in reliance upon specific exemptions from registration thereunder, and the undersigned agrees that the undersigned's Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws and in compliance with the provisions of Article 7 of the Reorganization Agreement. The undersigned has been advised that Lukens has no obligation to cause the Shares to be registered under the Securities Act or to comply with any exemption under the Securities Act, including but not limited to that set forth in Rule 144 promulgated under the Securities Act, which otherwise might permit the Shares to be sold by the undersigned.]* The undersigned understands that all certificates representing the Shares will bear legends restricting the transfer thereof, and indicating that the holder thereof is bound the applicable terms of the Reorganization Agreement and this Agreement and Questionnaire.

                       (viii) The undersigned will cause any proposed transferee of Shares from the undersigned, other than a transferee who purchases pursuant to an effective registration statement satisfying the requirements of the Securities Act or pursuant to Rule 144 under the Securities Act to agree to take and hold such Shares subject to the provisions and upon the conditions specified herein.

                       (ix) Prior to any proposed sale, transfer or other disposition of any Shares (other than a sale, transfer or other disposition (A) permitted under and pursuant to Rule 144(k) under the Securities Act or (B) after the restrictive legends on the certificates representing the same shall have been removed, the undersigned shall give written notice to Lukens of such intention to effect such sale, transfer or other disposition. Each such notice shall describe the manner and circumstances of the proposed sale, transfer or other disposition in reasonable detail, and shall be accompanied by either (i) an opinion of counsel, and in form and substance, reasonably acceptable to Lukens, addressed to Lukens, to the effect that the proposed sale, transfer or other disposition of such Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter, in form and substance reasonably acceptable to Lukens, from the Securities and Exchange Commission (the "SEC") to the effect that such sale, transfer or other disposition of such Shares without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the undersigned shall be entitled to transfer such Shares in accordance with the terms of such notice delivered to Lukens, subject in all cases, however, to any other agreement with or for the benefit of Lukens regarding the sale, transfer or other disposition of Shares.

                       (x) The undersigned understands that no federal or state agency has made any finding or determination as to the fairness of the Reorganization, or any recommendation or endorsement of the Shares.

                       (xi) All information which the undersigned has provided Lukens, including (but not limited to) the information, representations and warranties of the undersigned contained herein, is true, correct and complete in all respects as of the date set forth below and the undersigned agrees to furnish any additional information which Lukens may request and to notify Lukens immediately should any material change occur.

B.       Shareholder Information.

         1.       NAME AND TAX I.D. NUMBER

Name of Shareholder:
                    ------------------------------------------------------------

Social Security or Tax I.D. Number:
                                   ---------------------------------------------

Name and Title of Person completing this Questionnaire:

--------------------------------------------------------------------------------

         2.       ADDRESS AND TELEPHONE NUMBER

         Address (post office box is not acceptable)

--------------------------------------------------------------------------------
                  (Street)

--------------------------------------------------------------------------------
                  (City)                   (State)        (Zip Code)

--------------------------------------------------------------------------------
Telephone Number: (   )
                  --------------------------------------------------------------

         3.       INDIVIDUAL SHAREHOLDER

                  (a)   Type of Ownership (check as appropriate):

                        __  Individual
                        __  Joint tenants with rights of survivorship
                        __  Tenants in common
                        __  Community property
                        __  Other (indicate):

                  (b)   Date of Birth:
                                      ------------------------------------------

                  (c)   Citizenship:
                                    --------------------------------------------

                  (d)   State in which Registered to Vote:
                                                          ----------------------

                  (e)   Occupation or Profession:
                                                 -------------------------------

                  (f)   Name and Address of Employer:
                                                     ---------------------------


                  (g)   Current Position or Title:
                                                  ------------------------------

                  (h)   Office Telephone Number: (   )
                                                 -------------------------------

                  (i)   Nature of Employer's Business:
                                                      --------------------------

                  (j) How long have you been employed at your current position?

--------------------------------------------------------------------------------

                  (k) If you have had more than one job in the last five years, give the same information (name and address of employer, nature of business, position or title, principal responsibility and years of service) with respect to each such job:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         4. PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY STOCKHOLDERS.

                  (a)   Type of Entity:
                                       -----------------------------------------

                  (b)   Date of Organization or Incorporation:
                                                              ------------------

                  (c)   State  or  other  Jurisdiction  in  which  Organized  or
                        Incorporated:
                                     -------------------------------------------

                  (d) Was this partnership, corporation, trust or other entity formed for the specific purpose of acquiring or holding shares of Lukens?

                        Yes                                      No
                           ------------                            ------------

                  (e)   Number of shareholders, partners or beneficiaries:

--------------------------------------------------------------------------------

                  (f) Indicate whether individual shareholders, partners or beneficiaries within the entity may elect whether to participate in each investment of the entity.

                        Yes                                      No
                           ------------                            -------------

         5.       INVESTMENT BACKGROUND.

                  (a) Qualifications (you may answer "Yes" to more than one of the following questions)

                (i) The undersigned by reason of his business or financial experience considers himself able to protect his own interests in connection with the investment in the Shares pursuant to the transactions contemplated by the Reorganization Agreement.

                        Yes                                      No
                           -----------                             -------------

                       (ii) The undersigned by reason of the business or financial experience of his professional advisors (including those advisors identified below who have been consulted in connection with the transactions contemplated by the Reorganization Agreement) has the capacity to protect his own interests in connection with the investment in the Shares pursuant to the transactions contemplated by the Reorganization Agreement.

                        Yes                                      No
                           ------------                            -------------

                  Please identify the name, address and telephone number of each professional advisor consulted with respect to the proposed investment.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        (iii) The undersigned by reason of the business or financial experience of his Shareholder Representative (if any) is capable of evaluating the merits and risk of the investment in the Shares pursuant to the transactions contemplated by the Reorganization Agreement.

                        Yes                                     No
                           ------------                           --------------

                  Please identify the name, address and telephone number of the Shareholder Representative(s), if any. Each Shareholder Representative is required to complete the Shareholder Representative Certificate attached as Exhibit A hereto.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        (iv) The undersigned is able to bear the economic risk of an investment in the Shares.

                        Yes                                      No
                          -------------                            -------------


                        (v) The undersigned can afford a complete loss of his investment in the Shares.

                        Yes                                      No
                           ------------                            -------------

                (vi) Please provide additional information which reflects your overall business, investment and financial experience or knowledge (e.g., special training, additional investments):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  The information requested in paragraphs (B)(3) and (B)(5) above, respectively, should be provided in regard to the individual(s) who is
(are) making investment decisions on behalf of the partnership, corporation, trust or other entity.

C.       Accredited Investor Criteria.

         Lukens does not intend to rely upon the exemption from registration afforded by Regulation D under the Securities Act. However, representations and information as to the qualification of the undersigned under Regulation D, and as an ACCREDITED INVESTOR (as defined in Rule 501 of Regulation D), as set forth below, are to be made and provided by the undersigned in order for Lukens to better determine whether the issuance or transfer of Shares may be made in light of the requirements of Section 4(2) under the Securities Act.

         For purposes of determining whether you are an Accredited Investor, please check the applicable box below:

[  ]    (a)  the undersigned is a natural person whose individual net worth*, or joint net worth* with that person's spouse, at the time of the undersigned's purchase exceeds $1,000,000;

[  ]    (b)  the  undersigned is a natural person who had an individual  income1 in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

--------

         1. For purposes of the foregoing, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities. For purposes of the foregoing, "individual income" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following (but not including amounts attributable to a spouse or to property owned by a spouse): (i) the amount of tax exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership,
(iii) any deduction claimed for depletion, (iv) amounts contributed to an IRA or Keogh retirement plan, (v) alimony paid, and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

[  ]    (c)  the  undersigned is (i) a bank as defined in Section 3(a)(2) of the
             Securities  Act,  or  a  savings  and  loan  association  or  other institution as defined in Section  3(a)(5)(A) of the Securities Act whether  acting in its  individual  or fiduciary  capacity;  (ii) a
             broker  or  dealer  registered   pursuant  to  Section  15  of  the
             Securities Exchange Act of 1934; (iii) an insurance company as defined in Section 2(13) of the Securities Act; (iv) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Act; (v) a Small Business Investment Company licensed by the U.S.
             Small  Business  Administration  under Section 301(c) or (d) of the
             Small Business Investment Act of 1958; (vi) a plan established and maintained by a state, its political subdivi- sions, or any agency or instrumentality of a state of its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (vii) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with invest- ment decisions made solely by persons that are Accredited Investors;

[  ]    (d)  the  undersigned  is a  private  business  development  company  as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

[  ]    (e)  the undersigned is an organization  described in Section  501(c)(3)
             of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

[  ]    (f)  the  undersigned  is a  trust,  with  total  assets  in  excess  of
             $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

[  ]    (g)  the  undersigned  is a entity in which all of the equity owners are accredited  investors  under  paragraphs (a), (b), (c), (d), (e) or
             (f) above; or

[  ]    (h)  none of the above.

D. The undersigned acknowledges having reviewed and agrees to be bound by and to comply with the provisions of Article 7 of the Reorganization Agreement.

E. This Agreement and Questionnaire shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned and shall inure to the benefit of Lukens and its successors and assigns.

F.       Signature.

         The   undersigned   has  executed   this   Shareholder   Agreement  and
Questionnaire this ____ day of _____________, 199__.


-----------------------------
Print Name


-----------------------------
Signature


-----------------------------
Print state of residence


If the Investor is a PARTNERSHIP, CORPORATION, TRUST or OTHER ENTITY, complete the following:

-----------------------------                      -----------------------------
Print name of partnership,                         Capacity of authorized
corporation, trust or entity                       representative

By:__________________________                      _____________________________
   Signature of authorized                         Print jurisdiction of
   representative                                  organization or incorporation


-----------------------------
Print name of authorized
representative


         IMPORTANT: Signatures must be NOTARIZED on one of the following pages.

                           [Individual Acknowledgment]


STATE OF                     )
                             ) ss.:
COUNTY OF                    )


         On the ____ day of _____________, 19__, before me personally came ____________________, to me personally known and known to me to be the individual described in and who executed the foregoing instrument, and (s)he duly acknowledged to me that (s)he executed the same.

         Given under my hand and seal this ____ day of __________, 19__.



                                                   -----------------------------
                                                   Notary Public


                           [Corporate Acknowledgement]

STATE OF                     )
                             ) ss.:
COUNTY OF                    )


         On the ____ day of _______________________,  19__, before me personally came ______________________________, to me personally known, who being by me sworn, did depose and say that (s)he resides in ________________________; that
(s)he is of ________________, the corporation described in and which executed the above instrument; and that (s)he signed such instrument by order of the board of directors of said corporation.

         Given under my hand and seal this ____ day of __________, 19__.



                                                  -----------------------------
                                                  Notary Public

                          [Partnership Acknowledgement]


STATE OF                     )
                             ) ss.:
COUNTY OF                    )


         On the ____ day of ___________________, 19__, before me personally came _____________________, one of the partners of __________________, to me personally known and known to me to be the individual described in and who executed the foregoing instrument, and (s)he duly acknowledged to me that (s)he executed the same in the aforesaid capacity.

         Given under my hand and seal this ____ day of __________, 19__.



                                                   -----------------------------
                                                   Notary Public


                             [Trust Acknowledgement]

STATE OF                     )
                             ) ss.:
COUNTY OF                    )


         On the ____ day of _______________, 19__, before me personally came _____________________, trustee under ________________________ _______________, to me personally known and known to me to be the individual described in and who executed the foregoing instrument, and (s)he duly acknowledged to me that (s)he executed the same in the aforesaid capacity.

         Given under my hand and seal this ____ day of __________, 19__.



                                                   -----------------------------
                                                   Notary Public

                                                                       Exhibit A


                     SHAREHOLDER REPRESENTATIVE CERTIFICATE


                  The undersigned, does hereby represent that the responses to the questions contained herein are complete and accurate and may be relied upon by Lukens Medical Corporation ("Lukens") in connection with the proposed issuance of common stock, par value $.01 per share, of Lukens (the "Lukens Common Stock") to the below referenced person (the "Shareholder") pursuant to a certain Agreement of Merger and Reorganization, among Lukens, PRO-TEC Containers, (the "Company") and certain other parties (the "Agreement"), and the merger transaction contemplated thereby. The undersigned further agrees to notify Lukens immediately of any material change in any of the information provided below occurring prior to any issuance or transfer of shares of Lukens Common Stock to the below named Shareholder on whose behalf the undersigned is acting as Shareholder Representative.

1.       Name of Shareholder represented:
                                         ---------------------------------------



2.       Name of Shareholder Representative:
                                             -----------------------------------



3.       Business address and telephone number
         of Shareholder Representative:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


                                        Tel.:
                                             -----------------------------------
4. Names and addresses of your employers, if any, the positions held with such employers and the length of time such positions were or have been held for the past five years:

         EMPLOYER                POSITION HELD              LENGTH OF TIME
         --------                -------------              --------------

-------------------------     ----------------------        --------------------

-------------------------     ----------------------        --------------------

-------------------------     ----------------------        --------------------

5. All licenses you hold as a broker-dealer or as an investment adviser:

NAME OF LICENSES                 ISSUING AUTHORITY          DATE GRANTED
----------------                 -----------------          ------------

-------------------------     ----------------------        --------------------

-------------------------     ----------------------        --------------------

-------------------------     ----------------------        --------------------



6.      All  memberships  in  professional   organizations  pertaining  to  your
        occupation (e.g., the NASD, Bar Association and Committees, Accounting Societies and Committees):




7.       Please state whether or not within the past ten years:

         (a) You have been convicted, indicted or investigated in connection with any past or present criminal proceeding (excluding traffic violations and other minor offenses)?

         Yes                                No
            -----------------                    ---------------

         (b) You have been the subject of any order, judgment or a decree of any court of competent jurisdiction permanently or temporarily enjoining you from acting as an investment adviser, underwriter, broker or dealer in securities or as an affiliated person, director or employee of an investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security, or the subject of any order of a federal or state authority barring or suspending your right to be engaged in any such activity, or to be associated with persons engaged in any such activity, which order has not been reversed?

         Yes                                No
            ----------------                    ----------------

         (c) If yes to either (a) or (b) please describe the circumstances more fully:

8.       Education:

                                 COLLEGE OR                          DATE DEGREE
         DEGREE(S)               UNIVERSITY                            RECEIVED

-------------------------     ----------------------        --------------------

-------------------------     ----------------------        --------------------

-------------------------     ----------------------        --------------------



9. What experience in financial and business matters do you believe makes you capable of evaluating the merits and risks of the Shareholder holding an investment in shares of Lukens Common Stock?






10. Except as set forth in subparagraph (a) below, neither the undersigned nor any of my affiliates have any material relationship with Lukens or the Company, or any of their respective subsidiaries or affiliates, and no such material relationship is mutually understood to be contemplated or has existed at any time during the previous two years.

         (a)






         (b) If a material relationship is disclosed in subparagraph (a) above, indicate the amount of compensation received or to be received as a result of such relationship:

11. In advising the Shareholder in connection with the Shareholder's prospective investment in shares of Lukens Common Stock, the undersigned will be relying in part on the Shareholder's own expertise in certain areas:

         Yes__________                                        No__________

         If yes, state the areas of expertise:





12. In advising the Shareholder in connection with the Shareholder's prospective investment shares in Lukens Common Stock, will you be relying in part on the expertise of an additional representative or representatives?

         Yes__________                                        No__________

         If yes, give the name and address of such additional representative or representatives and describe the areas where you will be relying on their expertise:





The undersigned understands that Lukens will be relying on the accuracy and completeness of the responses to the foregoing questions and the undersigned further represents, warrants and certifies to Lukens as follows:

1. The undersigned has had the opportunity to and has taken such steps as the undersigned has deemed necessary to become familiar with the business and financial affairs of Lukens. The undersigned acknowledges receipt of copies of *[Lukens' annual report on Form 10-K for its 1995 fiscal year, Lukens' proxy statement for its 1996 annual meeting of stockholders and Lukens' quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and December 31, 1996, Lukens' Current Reports on Form 8-K dated ____________________, 1995]* and Lukens' certificate of incorporation and bylaws, and that the undersigned has read each of them and has had an opportunity to consult with representatives of Lukens. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating on behalf of the Shareholder the merits and risks of an investment in shares of Lukens Common Stock.

2. The undersigned is not, nor is any affiliate of the undersigned, an affiliate, director, officer or other employee of Lukens or the Company, or a beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in Lukens or the Company.

3. The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating alone, or together with other representatives named above of the Shareholder or together with the Shareholder, the merits and risks of an investment in shares of Lukens Common Stock.

4. There is no material relationship between either the undersigned or any affiliate of the undersigned and Lukens or any of the subsidiaries and affiliates of Lukens or the Company which now exists, is mutually understood to be contemplated, or has existed at any time during the previous two years, and the undersigned has so advised the Shareholder.

5. The undersigned has been designated in writing by the Shareholder as his Shareholder Representative in connection with evaluating the merits and risks of the prospective investment in the shares of Lukens Common Stock, such designation having been made after the disclosure referred to in paragraph 4 above.

6. The undersigned shall not receive any compensation of any sort whatsoever from Lukens as a result of this transaction.


Date:                    , 1997



                                    --------------------------------------
                                    Shareholder Representative's signature

         I acknowledge that the person(s) signing the foregoing portion of this certificate has/have served as my Shareholder Representative(s) in connection with evaluating the merits and risks of my prospective investment in the shares of Common Stock of Lukens and that said Shareholder Representative(s) has/have previously disclosed to me, in writing, any material relationship between the Shareholder representative(s) (or his/her or their affiliates) and Lukens, the Company and any of their respective subsidiaries and affiliates which now exists or is mutually understood to be contemplated or which has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship.



-----------------------------                      -----------------------------
Date                                               Shareholder's Signature

                                                                  EXHIBIT 3.5(e)

                           NON-COMPETITION UNDERTAKING

                  UNDERTAKING, dated as of May ___, 1997, by Treesa Spencer ("Shareholder"), in favor of Lukens Medical Corporation, a Delaware corporation ("Lukens"), Pro-Tec containers, Inc., a Florida corporation ("Pro-Tec") and wholly-owned subsidiary of Lukens, and each of their direct and indirect subsidiaries and affiliates (collectively, the "Lukens Companies").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Agreement of Merger and Reorganization, dated as of even date herewith (the "Merger Agreement"), a wholly owned subsidiary of Lukens, is being merged with and into Pro-Tec
Containers, Inc., a Florida corporation ("Pro-Tec"), with the result that Pro-Tec will be a wholly-owned subsidiary of Lukens, and Shareholder is the president, a director and sole shareholder of Pro-Tec;

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which by the undersigned is hereby acknowledged, and in order to induce Lukens to effect the Merger pursuant to the terms of the Merger Agreement, Shareholder hereby undertakes and agrees as follows (with all capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Merger Agreement):

                  1. Shareholder will not for a period of eight (8) years from the date hereof, and will not permit any Related Party for a period of two (2) years from the date hereof (the "Limited Period") to:

                       (a) directly or indirectly, anywhere in the world (the "Territory"), own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, whether as an employee, consultant, principal, lender, partner, officer, director, stockholder or otherwise, or refer or exploit any customers, business or opportunities to or with, or otherwise assist in any manner, (i) any business which manufactures, distributes or markets specialized containers for the disposal of used "sharps" such as needles and scalpel blades, or any other products or services which have been sold, distributed or provided by Pro-Tec prior to the Closing Date or which are competitive therewith or (ii) any other person, entity or enterprise which is competitive within the Territory with the Business heretofore conducted by Pro-Tec and/or hereafter conducted by Pro-Tec or any of the Lukens Companies; provided that the foregoing shall not prohibit the undersigned or any Related Party from owning less than 1% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market; or

                       (b) without the express prior written consent of the President of Lukens, directly or indirectly employ or attempt to employ or knowingly arrange or solicit to have any other person or entity employ any person, who heretofore has been, or is, on the date hereof or hereafter, in the employ of any of the Lukens Companies; or

                       (c) initiate communications with, solicit, entice, or induce any supplier, vendor, client, customer or account who presently is, or at any time during the Limited Period shall be or shall have been, a supplier, vendor, client, customer, or account of Pro-Tec, to become a customer or supplier of any person or entity (other than the Lukens Companies) with respect to any business or services of the type provided by, or competitive with, the Business, or to terminate or otherwise limit or reduce any contractual, business or other relationship with any of the Lukens Companies; or

                       (d) make any negative or other disparaging statement concerning any of the Lukens Companies, or the management, the Board of Directors, management decisions, operating policies or Board decisions or actions of the Lukens Companies, whether or not libelous or defamatory.

                  2. Neither Shareholder, nor any Related Party will at any time divulge or make available to any person or entity, except as expressly consented to in writing by the President of Lukens, or use, any confidential information or any documents, files or other papers concerning the business or financial affairs of any of the Lukens Companies, except such disclosure which is otherwise required by applicable law or regulations. Shareholder, on behalf of herself and each Related Party, further agrees, during the Limited Period, to refer to Pro-Tec prospective customers for ProTec who contact any of them.

                  3. In the event that any of the provisions contained herein would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason because of the scope, duration or area of its applicability or for other reasons, unless narrowed by construction, such provision shall for purposes of such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify, to the extent necessary to make such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions. No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforceability of such provision in any other jurisdiction. Subject to the foregoing, in case any one or more of the provisions contained in this Undertaking should be invalid, illegal or unenforceable in any respect, the validity, legality and unenforceability of the remaining provisions contained herein shall not be affected in any way thereby.

                  4. Since the Lukens Companies will be irreparably damaged if the provisions hereof are not specifically enforced, the Lukens Companies shall be entitled to an injunction restraining any violation or attempted violation of this Undertaking or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which any of the Lukens Companies may have.

                  5. Shareholder represents to the Lukens Companies that the enforcement of the restrictions of this Undertaking would not be unduly burdensome to Shareholder. The representations and covenants contained in this Undertaking on the part of Shareholder shall be construed as ancillary to and independent of any other provision of the Merger Agreement. If Shareholder violates any covenant contained in this Undertaking and a Lukens Company or Lukens Companies bring a legal action for injunctive or other relief, such Lukens Company or Lukens Companies shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. Accordingly, the duration of each such covenant of Shareholder shall be deemed to have been extended as if the Limited Period with respect thereto began on the date of entry by a court of competent jurisdiction of a final judgment enforcing such covenant of Shareholder under this Undertaking.

                  6. This Undertaking shall inure to the benefit of the Lukens Companies and their respective successors and assigns, and shall be binding upon the undersigned and her heirs, personal representatives, successors and assigns, and may not be modified or terminated orally.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Undertaking as of the date set forth in the introductory paragraph hereof.



                                                   -----------------------------
                                                      TREESA SPENCER

ACKNOWLEDGED AND AGREED:



-----------------------------
Tracy McClure Everly



-----------------------------
Roxanne La Fontaine

                                                                  Exhibit 3.5(f)

                              STOCKHOLDER AGREEMENT

                  AGREEMENT,  dated as of May ___,  1997,  among Lukens  Medical
Corporation,   a  Delaware   corporation  (the  "Company")  and  Treesa  Spencer
("Stockholder").

                  The Company has issued and transferred to Stockholder certain shares of common stock, par value $.01 per share, of the Company ("Shares") pursuant to a certain Agreement of Merger and Reorganization, dated as of May ___, 1997 (the "Merger Agreement"); and

                  The Company's obligations under the Merger Agreement are conditioned upon the agreements of Stockholder hereinafter set forth.

                  Accordingly, in consideration of the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Voting, Etc. (a) During the period of five (5) years from the date hereof, Stockholder shall not, without the prior written consent of the Company:

                       (i) submit any proposal for the vote of stockholders of the Company;

                       (ii) become a member of a 13D Group (as hereinafter defined);

                       (iii) induce or attempt to induce or give encouragement to any other person to initiate any proposal or tender or exchange offer for Voting Securities (as hereinafter defined) or change of control of the Company;

                       (iv) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities; or

                       (v) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or grant a proxy, in opposition to the recommendation of the Board of Directors of the Company with respect to any matter.

                       (b) Subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other order by any United States Federal or state court barring such action, for a period of three (3) years from the date hereof, Stockholder will, as a stockholder of the Company, use her best efforts to be present in person or be represented by proxy at all stockholder meetings of the Company so that all Voting Securities of which she is the Beneficial Owner may be counted for the purpose of determining the presence of a quorum at such meetings.

         2. Acquiring Securities, Etc. During the period of five (5) years from the date hereof:

                       (a) Stockholder shall not, directly or indirectly, acquire Beneficial Ownership (as defined in Section 5) of any Voting Securities (except by way of stock dividends or other distributions or offerings by the Company made available generally to holders of Voting Securities generally) without the prior written consent of the Company, except

                       (i) the foregoing shall not apply to, nor shall any purchase of Voting Securities be prohibited if made pursuant to the exercise of any options to purchase Voting Securities granted to Stockholder by the Company or to acquisitions pursuant to any employee stock purchase or employee stock ownership plan, or other employee retirement plan approved by the Board of Directors of the Company.

                       (ii) Stockholder shall not be obligated to dispose of any Voting Securities if the aggregate percentage ownership of Stockholder is increased as a result of a recapitalization of the Company or any other action taken by the Company.

         3. Sales of Voting Securities. During the period of five (5) years from the date hereof, without the prior written consent of the Company, Stockholder will not sell, in one or more transactions, Voting Securities to any person or any "group" of persons within the meaning of Section 13(d)(3) of the Exchange Act, if such person or group owns, or would as a result of such sale would own, directly or indirectly, in the aggregate, more than 5% of the total combined voting power of all Voting Securities then outstanding.

         4. Legends, Stop Transfer Orders and Notice. Stockholder agrees

                       (a) to the placement on all certificate representing Voting Securities now or hereafter held by Stockholder the following legend:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold or transferred except in compliance with such Act. The securities represented by this certificate are subject to the provisions of an Agreement, dated as of May ___, 1997 among Lukens Medical Corporation and Treesa Spencer, a copy of which is on file at the office of the Secretary of Lukens Medical Corporation";

                       (b) to the entry of stop transfer orders with the transfer agent (or agents) and the registrar (or registrars) of the Company against the transfer other than in compliance with the requirements of this Agreement of Voting Securities of which Stockholder from time to time is the Beneficial Owner.

         5. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                       (a)  Affiliate.   "Affiliate"   shall  have  the  meaning
ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                       (b) Beneficial Owner. A person shall be deemed a "Beneficial Owner" of or to have "Beneficially Owned" any Voting Securities (1) in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof, and (2) shall also include Voting Securities which such person or any Affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrant or options, or otherwise.

                       (c) Person. A "person" shall mean any individual, firm, corporation, partnership or other entity.

                       (d) Voting Securities. "Voting Securities" includes Shares, and any other securities of the Company entitled to vote generally for the election of directors, and options and rights to acquire any such securities and securities convertible into or exchangeable for such securities, in each case now or hereafter outstanding.

                       (e) 13D Group. The term "13D Group" shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder to file a statement on
Schedule 13D with the Securities and Exchange Commission if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all Voting Securities then outstanding.

         6. Other Restrictions. Nothing contained in this Agreement shall be deemed to permit the sale, transfer, pledge, hypothecation or other disposition (collectively "Transfer") of Voting Securities, if such Transfer currently or hereafter is or would otherwise be restricted or prohibited by any other agreement with or for the benefit of the Company to which Stockholder is a party or is subject or bound, or by any applicable law, rule or regulation.

         7. Severability. In the event that any of the provisions of this Agreement would be held to be invalid, prohibited or unenforceable in any applicable jurisdiction for any reason unless narrowed by construction, this Agreement shall, as to such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify such language, but only to the extent necessary to make such provision enforceable in such jurisdiction, and such provision shall then be applicable in such modified form in such jurisdiction only). If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         8. Specific Enforcement. The Company and Stockholder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any party may be entitled by law or equity. The parties further agree that they shall not be permitted to, and shall not, bring any claim, suit or proceeding seeking to terminate or suspend performance of any provisions of this Agreement or seeking any determination that any provision of this Agreement is invalid, inapplicable or unenforceable.

         9. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and Affiliates. This Agreement shall also be binding upon any member of the immediate family of Stockholder and any trust for the benefit of members of any such immediate family and/or the estate of Stockholder or any such member and/or any corporation the stockholders of which include one or more of the above identified persons, to the extent that they are transferees of any of the Voting Securities.

         10. Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto on the date of such delivery, if delivered personally, or on the fifth day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier services, in each case, to such party, at the following respective addresses:

                  If to the Company:

                  Lukens Medical Corporation
                  3820 Academy Parkway North, NE
                  Albuquerque, New Mexico  87109-4409
                  Attention:  Mr. Robert S. Huffstodt
                  Telecopy:  (505) 324-9735

                  If to the Stockholder:

                  Treesa Spencer
                  109 West Greentree Lane
                  Lake Mary, Florida 32749


or to such other address with respect to a party as such party shall notify the other in writing.

         11. Waiver. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

         12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         13. Termination. This Agreement shall terminate automatically and without any further action on the part of any party, and be of no further force and effect, five (5) years from the date hereof.

         14. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other and prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates with respect to the subject matter hereof.

         15. Captions. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not been deemed to limit or otherwise affect any of the provisions hereof.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.




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




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the day and year first above written.

                                   LUKENS MEDICAL CORPORATION


                                   By:____________________________
                                      Robert S. Huffstodt, Pres.


                                   ---------------------------------
                                     Treesa Spencer





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